  As Filed With the Securities And Exchange Commission on February 16, 1996;
                                                   Registration No. 33-________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                      ------------------------------------


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                      ------------------------------------


                              WACHOVIA CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

     North Carolina                    6060                    56-1473727
     ---------------            -------------------          --------------
     (State of other             (Primary Standard          (I.R.S. Employer
     jurisdiction of             Industrial Classi-        Identification No.)
     incorporation)              fication Code No.)

      100 North Main Street                         191 Peachtree Street, N.E.
         P. O. Box 3099                               Atlanta, Georgia 30303
Winston-Salem, North Carolina 27150                       (404) 332-5000
        (910) 770-5000
------------------------------------------------------------------------------
         (Address, including ZIP Code, and telephone number, including area code, of registrant's principal executive offices)


                             Kenneth W. McAllister
                            Executive Vice President
                              and General Counsel
                                 P. O. Box 3099
                      Winston-Salem, North Carolina  27150
                                (910) 770-5000
               -------------------------------------------------
               (Name, address, including ZIP Code, and telephone number, including area code, of agent for service)

                                   Copies to:

                               Kathryn L. Knudson
                       Powell, Goldstein, Frazer & Murphy
                                Sixteenth Floor
                           191 Peachtree Street, N.E.
                            Atlanta, Georgia 30303

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G check the following box. [ ]

-------------------------------------------------------------------------------
                       CALCULATION OF REGISTRATION FEE

                                                   Proposed              Proposed
  Title of each class                               maximum               maximum              Amount of
     of securities         Amount to be            offering              aggregate           Registration
   to be registered         registered          price per unit        offering price              Fee
  -------------------      ------------         --------------        --------------         ------------
  Common stock            218,870 shares             $ (1)                 $ (1)               $2,039(1)

(1) In accordance with Rule 457(f)(2), the registration fee is based upon the book value ($5,911,183) at January 31, 1996 of the shares of common stock of The First National Bankshares of Henry County, Inc. to be received by the Registrant in connection with the merger.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                              WACHOVIA CORPORATION
                             CROSS REFERENCE SHEET
                   PURSUANT TO ITEM 501(B) OF REGULATION S-K


                  ITEM
                  NUMBER                    CAPTION IN FORM S-4                           CAPTION IN PROSPECTUS
                  ------                    -------------------                           ---------------------
                     1            Forepart of Registration Statement and      Facing Page of Registration Statement; Proxy
                                  Outside Front Cover Page of Prospectus      Statement/Prospectus Cover Page

                     2            Inside Front and Outside Back Cover         Proxy Statement/Prospectus Cover Page;
                                  Pages of Prospectus . . . . . . . . .       Available Information

                     3            Risk Factors, Ratio of Earnings to          Summary
                                  Fixed Charges and Other Information .

                     4            Terms of the Transaction  . . . . . .       Summary; The Merger; Certain Differences in
                                                                              the Rights of Wachovia and First National
                                                                              Shareholders; Appendices A and B

                     5            Pro Forma Financial Information . . .       Summary; The Merger -- No Pro Forma
                                                                              Financial Statements

                     6            Material Contracts with the Company         Summary; The Merger
                                  Being Acquired  . . . . . . . . . . .

                     7            Additional Information Required for         Not Applicable
                                  Reoffering by Persons and Parties
                                  Deemed to be Underwriters . . . . . .

                     8            Interests of Named Experts and Counsel      Not Applicable


                     9            Disclosure of Commission Position on        Part II of Registration Statement --
                                  Indemnification for Securities Act          Undertakings
                                  Liabilities . . . . . . . . . . . . .

                    10            Information with Respect to S-3             Available Information; Incorporation of
                                  Registrants . . . . . . . . . . . . .       Certain Information by Reference; Summary;
                                                                              Business of Wachovia; Supervision and
                                                                              Regulation

                    11            Incorporation of Certain Information        Incorporation of Certain Information by
                                  by Reference  . . . . . . . . . . . .       Reference


                 ITEM
                NUMBER                     CAPTION IN FORM S-4                               CAPTION IN PROSPECTUS
                ------                     -------------------                               ---------------------
                    12            Information with Respect to S-2 or S-3      Not Applicable
                                  Registrants . . . . . . . . . . . . .

                    13            Incorporation of Certain Information        Not Applicable
                                  by Reference  . . . . . . . . . . . .


                    14            Information with Respect to                 Not Applicable
                                  Registrants Other Than S-2 or S-3
                                  Registrants . . . . . . . . . . . . .

                    15            Information with Respect to S-3             Not Applicable
                                  Companies . . . . . . . . . . . . . .

                    16            Information with Respect to S-2 or S-3      Available Information; Incorporation of
                                  Companies . . . . . . . . . . . . . .       Certain Information by Reference; Summary;
                                                                              Business of First National; Voting
                                                                              Securities and Principal Shareholders of
                                                                              First National; Supervision and Regulation

                    17            Information with Respect to Companies       Not Applicable
                                  Other Than S-2 or S-3 Companies . . .

                    18            Information if Proxies, Consents or         Incorporation of Certain Information by
                                  Authorizations Are to be Solicited  .       Reference; Summary; General Information; The
                                                                              Merger; Appendix C
                                                                                      ----------

                    19            Information if Proxies, Consents or         Not Applicable
                                  Authorizations Are Not to be Solicited
                                  in an Exchange Offer


              THE FIRST NATIONAL BANKSHARES OF HENRY COUNTY, INC.
                           5490 NORTH HENRY BOULEVARD
                                  P.O. BOX 190
                          STOCKBRIDGE, GEORGIA  30281
                                 (770) 389-1776

                               February __, 1996



To the Shareholders of The First National Bankshares of Henry County, Inc.:


         You are cordially invited to attend the Special Meeting of Shareholders (the "Special Meeting") of The First National Bankshares of Henry County, Inc. ("First National"), to be held at First National's main office at 5490 North Henry Boulevard, Stockbridge, Georgia at 6:00 p.m. on Tuesday, March 26, 1996.

         At the Special Meeting, you will be asked to consider and vote upon a proposal to approve the Agreement and Plan of Merger (the "Merger Agreement") between First National and Wachovia Corporation ("Wachovia") which provides for the merger (the "Merger") of First National with and into Wachovia, with Wachovia surviving the Merger. The First National Bank of Henry County will be consolidated with Wachovia Bank of Georgia, N.A. ("Wachovia Bank of Georgia") and will become a branch of Wachovia Bank of Georgia. If the Merger is consummated, each outstanding share of First National common stock (excluding shares held by First National, Wachovia or their subsidiaries or by shareholders who perfect their dissenters' rights) shall cease to be outstanding and shall be converted into and exchanged for the right to receive
0.4024 shares of Wachovia common stock. The affirmative vote of the holders of a majority of the shares of First National common stock entitled to vote at the Special Meeting is required for approval of the Merger Agreement.

         Enclosed are a Notice of Special Meeting, Proxy Statement/Prospectus and Form of Proxy for the Special Meeting. The Proxy Statement/Prospectus describes in more detail the Merger Agreement and the proposed Merger, including a description of the consideration to be paid to First National shareholders in the Merger, material conditions to consummation of the Merger and the effects of the Merger on the rights of First National shareholders. Please give this information your careful attention.

         THE BOARD OF DIRECTORS OF FIRST NATIONAL HAS UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AGREEMENT AND HAS APPROVED THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THE AGREEMENT, AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT AND CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THE AGREEMENT.

         The Board's reasons for approving the Merger Agreement include the following: (a) that the value of the Wachovia common stock to be received by First National shareholders for each of their shares of First National common stock ($_____ at February __, 1996) represents a significant premium to the trading price of First National common stock since January 1, 1995 of $11.00 per share, (b) that Wachovia common stock is actively traded which will provide significantly greater liquidity to First National shareholders than they now have since First National common stock trades infrequently and (c) that Wachovia currently pays quarterly dividends on its common stock while

February __, 1996
Page 2




First National has not paid any dividends on its common stock. See "The Merger--Background of the Merger" and "--Reasons for the Merger" on pages _____ and _____ of the enclosed Proxy Statement/Prospectus.

         In view of the importance of the action to be taken, we urge you to complete, sign and date the enclosed form of proxy and return it promptly in the enclosed envelope, whether or not you plan to attend the Special Meeting. If you attend the Special Meeting, you may vote in person, even if you previously returned your proxy.

         We look forward to seeing you at the Special Meeting.

                                        Sincerely,


                                        J. Randall Dixon
                                        President

              THE FIRST NATIONAL BANKSHARES OF HENRY COUNTY, INC.
                           5490 NORTH HENRY BOULEVARD
                                  P.O. BOX 190
                           STOCKBRIDGE, GEORGIA 30281
                                 (770) 389-1776


                          NOTICE OF SPECIAL MEETING TO
                             BE HELD MARCH 26, 1996


To the Shareholders of The First National Bankshares of Henry County, Inc.:

         Notice is hereby given that a special meeting of shareholders (the "Special Meeting") of The First National Bankshares of Henry County, Inc. ("First National") will be held at First National's main office, located at 5490 North Henry Boulevard, Stockbridge, Georgia at 6:00 p.m., on Tuesday, March 26, 1996, for the following purposes:

         PROPOSAL 1: THE MERGER. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated November 22, 1995 (the "Merger Agreement") between First National and Wachovia Corporation ("Wachovia"), pursuant to which, among other matters, First National will merge with and into Wachovia (the "Merger") and the shares of First National Common Stock outstanding on the effective date of the Merger (excluding shares held by First National, Wachovia or their subsidiaries or by shareholders who perfect their dissenters' rights) will be converted into the right to receive 0.4024 shares of Wachovia common stock. A copy of the Merger Agreement is set forth in Appendix A to the accompanying Proxy Statement/Prospectus and is incorporated by reference therein.

         PROPOSAL 2: OTHER BUSINESS. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting.

         Only shareholders of record at the close of business on February 15, 1996 are entitled to receive notice of and to vote at the Special Meeting or any adjournments or postponements thereof. Approval of the Merger Agreement and the consummation of the transactions contemplated thereby requires the affirmative vote of the holders of a majority of the shares of First National common stock entitled to vote at the Special Meeting.

         Shareholders of First National who perfect their dissenters' rights of appraisal prior to the proposed Merger and comply with applicable law will be entitled to receive the fair value of their First National shares in cash, as provided by applicable law.

         THE BOARD OF DIRECTORS OF FIRST NATIONAL UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT AND CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY.

                                        ---------------------------------------
                                        By Order of the Board of Directors,
                                        J. Randall Dixon, President

     PROXY STATEMENT OF                              PROSPECTUS OF
THE FIRST NATIONAL BANKSHARES                    WACHOVIA CORPORATION
    OF HENRY COUNTY, INC.                            COMMON STOCK

                                ---------------


         This Proxy Statement/Prospectus is being furnished to holders of common stock, $1.00 par value ("First National Common Stock"), of The First National Bankshares of Henry County, Inc., a Georgia corporation ("First National"), in connection with the solicitation of proxies by the First National Board of Directors for use at a Special Meeting of Shareholders to be held at 6:00 p.m., on Tuesday, March 26, 1996, at First National's main office, located at 5490 North Henry Boulevard, Stockbridge, Georgia, and at any adjournment or adjournments thereof (the "Special Meeting").

         The purpose of the Special Meeting is to consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of November 22, 1995 (the "Merger Agreement"), by and between First National and Wachovia Corporation, a North Carolina corporation ("Wachovia"), which provides for, among other things, the merger of First National with and into Wachovia (the "Merger"). See "SUMMARY," "THE MERGER" and Appendix A to this Proxy Statement/Prospectus.

         Upon consummation of the Merger, each outstanding share of First National Common Stock (excluding shares held by First National, Wachovia or their subsidiaries or by shareholders who perfect their dissenters' rights) shall cease to be outstanding and shall be converted into and exchanged for the right to receive 0.4024 shares of Wachovia common stock ("Wachovia Common Stock").

         This Proxy Statement also constitutes a prospectus of Wachovia in respect of up to 218,870 shares of Wachovia Common Stock to be issued to shareholders of First National in connection with the Merger. The shares of Wachovia Common Stock to be issued in connection with the Merger and to which this Proxy Statement/Prospectus relates are based upon the conversion of each outstanding share of First National Common Stock into 0.4024 shares of Wachovia Common Stock.


         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
                SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
           SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE
         COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
         ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS.  ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           THE SHARES OF WACHOVIA COMMON STOCK OFFERED HEREBY ARE NOT
          SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR
         SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT
            INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

         The date of this Proxy Statement/Prospectus is ___________, 1996, and it is being mailed or otherwise delivered to First National shareholders on or about such date.

                             AVAILABLE INFORMATION

         Wachovia and First National are each subject to the reporting and informational requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), and, in accordance therewith, file reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by Wachovia and First National with the Commission may be inspected and copied at the principal office of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and may be inspected at the Commission's Regional Offices at 7 World Trade Center, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, Wachovia Common Stock is traded on the New York Stock Exchange. Reports, proxy statements, and other information concerning Wachovia may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement on Form S-4, of which this Proxy Statement/Prospectus is a part, and exhibits thereto (together with any amendments thereto, the "Registration Statement"), which has been filed by Wachovia with the Commission under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), certain portions of which have been omitted pursuant to the rules and regulations of the Commission and to which portions reference is hereby made for further information. Statements contained in this Proxy Statement/Prospectus concerning the provisions of certain documents filed as exhibits to the Registration Statement are necessarily brief descriptions thereof, and are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of such document.

         All information contained herein with respect to Wachovia and its subsidiaries has been supplied by Wachovia, and all information with respect to First National and The First National Bank of Henry County has been supplied by First National.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY WACHOVIA OR FIRST NATIONAL. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES TO WHICH THIS PROXY STATEMENT/PROSPECTUS RELATES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF WACHOVIA, FIRST NATIONAL, OR ANY OF THEIR RESPECTIVE SUBSIDIARIES SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO PURCHASE THE SECURITIES OFFERED BY THIS PROXY STATEMENT/PROSPECTUS IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT LAWFUL.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents filed by Wachovia and First National, respectively, with the Commission (Wachovia File No. 1-9021; First National File No. 0-19204) under Section 13(a) or 15(d) of the Exchange Act are hereby incorporated by reference in this Proxy Statement/Prospectus.

         Wachovia documents:

                 (i) Wachovia's Annual Report on Form 10-K as of and for the year ended December 31, 1994;

                 (ii) Wachovia's Quarterly Reports on Form 10-Q as of and for the three months ended March 31, 1995, the six months ended June 30, 1995, and the nine months ended September 30, 1995;

                 (iii) the description of Wachovia Common Stock set forth in Wachovia's Registration Statement on Form 8-B filed pursuant to
         Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description; and

                 (iv) Wachovia's Current Reports on Form 8-K, dated June 1, 1995 and October 3, 1995.

         First National documents :

                 (i) First National's Annual Report on Form 10-KSB for the year ended December 31, 1994;

                 (ii) First National's Quarterly Reports on Form 10-QSB for the three months ended March 31, 1995, the six months ended June 30, 1995, and the nine months ended September 30, 1995; and

                 (iii) First National's Current Report on Form 8-K, dated September 25, 1995.

         All documents filed by Wachovia and First National pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement/Prospectus and prior to the date of the Special Meeting are hereby incorporated by reference in this Proxy Statement/Prospectus and shall be deemed a part hereof from the date of filing of such document.

         Any statement contained herein, in any supplement hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Proxy Statement/Prospectus to the extent that a statement contained herein, in any supplement hereto or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement, this Proxy Statement/Prospectus, or any supplement hereto.

         THIS PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE CERTAIN DOCUMENTS THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS ARE AVAILABLE WITHOUT CHARGE UPON REQUEST FROM: WACHOVIA CORPORATION, P.O. BOX 3099, WINSTON-SALEM, NORTH CAROLINA 27150 (910) 770-5000 OR 191 PEACHTREE STREET, N.E., ATLANTA, GEORGIA 30303, (404) 332-5000, ATTENTION: SECRETARY, AS TO WACHOVIA DOCUMENTS; AND FROM THE FIRST NATIONAL BANKSHARES OF HENRY COUNTY, INC., 5490 NORTH HENRY BOULEVARD, STOCKBRIDGE, GEORGIA 30281, ATTENTION: J. RANDALL DIXON, PRESIDENT, (770) 389-1776, AS TO FIRST NATIONAL DOCUMENTS. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUESTS SHOULD BE MADE BY MARCH __, 1996.

                               TABLE OF CONTENTS


                                                                                                                       PAGE
AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Parties to the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Special Meeting; Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Market for Common Stock and Related Shareholder Matters  . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Comparison of Certain Unaudited Per Share Data . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

GENERAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Special Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Record Date, Solicitation and Revocability of Proxies  . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Vote Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Recommendation of First National's Board of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Background of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Reasons for the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Stock Options and Warrants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Fractional Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Distribution of Wachovia Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Certain Federal Income Tax Consequences  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Management and Operations After the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Post Acquisition Compensation and Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Interests of Certain Persons in the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Conditions to Consummation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Regulatory Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Amendment, Waiver and Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Conduct of Business Pending the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Expenses and Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         No Pro Forma Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Resales of Wachovia Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Dissenters' Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

CERTAIN DIFFERENCES IN THE RIGHTS OF WACHOVIA
         AND FIRST NATIONAL SHAREHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Antitakeover Provisions Generally  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Amendment of Articles of Incorporation and Bylaws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Authorized Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Special Meetings of Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Number of Directors, Classified Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Removal of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Advance Notice of Director Nominations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Restrictions on Business Combinations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Control Share Acquisitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Competing Rights of Holders of Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Limitation on Director Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

COMPARATIVE MARKET PRICES AND DIVIDENDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

BUSINESS OF FIRST NATIONAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

VOTING SECURITIES AND PRINCIPAL
                 SHAREHOLDERS OF FIRST NATIONAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

BUSINESS OF WACHOVIA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

SUPERVISION AND REGULATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Federal Securities Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Payment of Dividends and Other Restrictions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Capital Adequacy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Support of Subsidiary Banks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         CRA and Fair Lending . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         FDIC Insurance Assessments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Future Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

OPINIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

OTHER MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

SHAREHOLDER PROPOSALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45



APPENDICES:

 Appendix A      --  Agreement and Plan of Merger, dated as of November 22,
                     1995, by and between Wachovia and First National
 Appendix B      --  Title 14, Chapter 2, Article 13 of the Georgia Business
                     Corporation Code Relating to Rights of Dissenting
                     Shareholders

                                    SUMMARY

         The following is a summary of certain information contained elsewhere in this Proxy Statement/Prospectus. This summary is not intended to be a complete description of the matters covered in this Proxy Statement/Prospectus and is subject to and qualified in its entirety by reference to the more detailed information contained elsewhere in this Proxy Statement/Prospectus, including the Appendices hereto, and in the documents incorporated by reference in this Proxy Statement/Prospectus. A copy of the Merger Agreement is set forth in Appendix A to this Proxy Statement/Prospectus and reference is made thereto for a complete description of the terms of the Merger. Shareholders are urged to read carefully the entire Proxy Statement/Prospectus, including the Appendices. As used in this Proxy Statement/Prospectus, the terms "Wachovia" and "First National" refer to such corporations, respectively, and where the context requires, such corporations and their respective subsidiaries.

PARTIES TO THE MERGER

         Wachovia. Wachovia is a North Carolina corporation, a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHC Act"), and a savings and loan holding company registered under the Home Owners' Loan Act of 1933, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989. Wachovia was formed in 1985 as First Wachovia Corporation, with two bank holding company subsidiaries. Today, Wachovia's principal banking subsidiaries are Wachovia Bank of North Carolina, N.A. ("Wachovia Bank of North Carolina"), Wachovia Bank of Georgia, N.A. ("Wachovia Bank of Georgia") and Wachovia Bank of South Carolina, N.A. ("Wachovia Bank of South Carolina"). Wachovia Bank of North Carolina was formed in 1866 and is a national banking association organized and existing under the laws of the United States; it has 219 offices in 95 cities and communities. Wachovia Bank of Georgia was formed in 1865 and is a national banking association organized and existing under the laws of the United States; it has 127 offices in 47 cities and communities. Wachovia Bank of South Carolina was organized in 1834 and has been a national bank since 1872; it has 146 offices in 64 cities and communities. In addition to these banking subsidiaries, Wachovia is parent to over 35 subsidiaries which offer financial services, investment services, insurance, mortgage banking and leasing -- including The First National Bank of Atlanta in Wilmington, Delaware, which provides credit card services for its affiliated banks. Wachovia's subsidiaries also have offices in Chicago, New York City, London, Hong Kong, Tokyo and the Cayman Islands. As measured by assets at December 31, 1995, Wachovia was the 21st largest bank holding company in the nation.

         Wachovia reported net income per fully diluted share of $.85 for the fourth quarter of 1995, an increase of 2.7 percent from $.82 a year earlier. Net income for the final three months was $146.2 million compared with $142.1 million in the same period of 1994, a gain of 2.9 percent, and represented annualized returns of 16.4 percent on shareholders' equity and 1.35 percent on assets. For all of 1995, net income per fully diluted share was $3.49, up 11.7 percent from $3.12 in 1994. Net income totaled $602.5 million, higher by 11.8 percent from $539.1 million, and represented returns of 17.7 percent on shareholders' equity and 1.45 percent on assets.

         The provision for loan losses was $30.2 million for the fourth quarter of 1995 and $103.8 million for all of 1995, higher by $10.6 million and $32 million, respectively, from the same periods in 1994. Net loan losses totaled $30 million or .42 percent of average loans for the fourth period and $101.1 million or .37 percent for the year compared with $19.4 million or .31 percent and $70.4 million or .29 percent, respectively, a year earlier. At December 31, 1995, nonperforming assets were $69 million or .24 percent of loans and foreclosed property. The allowance for loan losses was $409 million, representing 1.40 percent of period-end loans and 763 percent of nonperforming loans. Equity capital to assets was 8.39 percent, while the approximate Tier I and total capital to risk-adjusted assets ratios were 9.6 percent and 13.8 percent, respectively.

         Wachovia's principal executive offices are located at 100 North Main Street, Winston-Salem, North Carolina 27150 (telephone: (910) 770-5000) and at 191 Peachtree Street, N.E., Atlanta, Georgia 30303 (telephone: (404) 332-5000). For additional information regarding Wachovia and its business, see "AVAILABLE INFORMATION," "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE," "SUMMARY -- Selected Financial Data of Wachovia (Historical)," "BUSINESS OF WACHOVIA" and "SUPERVISION AND REGULATION."

         First National. First National is a Georgia corporation organized in 1989 and a bank holding company registered under the BHC Act. Through its bank subsidiary, The First National Bank of Henry County ("First National Bank"), First National operates a full-service banking office in Henry County, Georgia, its primary service area. First National Bank offers a full range of commercial banking services to individuals, professional and business customers in its primary service area. These services include personal and business checking accounts and savings and other types of certificates of deposit.
First National Bank also offers a range of short- and medium-term commercial, consumer and construction loans.

         For the year ended December 31, 1995, First National reported net income of approximately $356,000. At December 31, 1995, First National had total consolidated assets of approximately $34.9 million and consolidated shareholders' equity of approximately $5.9 million.

         First National's principal executive offices are located at 5490 North Henry Boulevard, Stockbridge, Georgia 30281 (telephone: (770) 389-1776). For additional information regarding First National and its business, see "AVAILABLE INFORMATION," "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE," "SUMMARY -- Selected Financial Data of First National (Historical)," "BUSINESS OF FIRST NATIONAL" and "SUPERVISION AND REGULATION."

SPECIAL MEETING; RECORD DATE

         The Special Meeting will be held at 6:00 p.m. on Tuesday, March 26, 1996, at First National's main office at 5490 North Henry Boulevard, Stockbridge, Georgia. At the Special Meeting, First National's shareholders will consider and vote upon approval of the Merger Agreement and the consummation of the transactions contemplated therein. First National's Board of Directors has fixed the close of business on February 15, 1996, as the record date for determining the First National shareholders entitled to receive notice of and to vote at the Special Meeting (the "Record Date"). As of the Record Date, there were 517,413 shares of First National Common Stock issued and outstanding and entitled to be voted at the Special Meeting. For additional information with respect to the Special Meeting, including the Record Date and votes required for approval, see "GENERAL INFORMATION."

THE MERGER

         General. The Merger Agreement provides that First National will merge with and into Wachovia, which will be the surviving corporation of the Merger and will be governed by the laws of the State of North Carolina. If the Merger Agreement is approved at the Special Meeting, all required governmental and other consents and approvals are obtained and all of the other conditions to the obligations of the parties to consummate the Merger are either satisfied or waived (as permitted), the Merger will be consummated. A copy of the Merger Agreement is set forth in Appendix A to this Proxy Statement/Prospectus. See "THE MERGER."

         Exchange Ratio. At the time of the Merger, each outstanding share of First National Common Stock (excluding shares held by First National, Wachovia or their subsidiaries and by shareholders who perfect their dissenters' rights) will cease to be outstanding and will be converted into and exchanged for the right to receive 0.4024 shares of Wachovia Common Stock (the "Exchange Ratio"). No fractional shares of Wachovia Common Stock will be issued. Rather, cash (without interest) will be paid in lieu of any fractional share interest to which any First National shareholder would be entitled upon consummation of the Merger, based on the average of the high and low sales price of the Wachovia Common Stock on the New York Stock Exchange (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source) on the trading date immediately preceding the effective time of the Merger.

         Vote Required. Approval of the Merger Agreement and consummation of the transactions contemplated therein require the affirmative vote of the holders of a majority of the outstanding shares of the First National Common Stock entitled to vote at the Special Meeting. As of the Record Date, the directors and executive officers of First National and their affiliates held 197,707 shares (or approximately 38.2% of the outstanding shares) of First National Common Stock (excluding shares subject to warrants). Each member of the Board of Directors of First National has agreed to vote his First National Common Stock in favor of the Merger. As of the Record Date, no shares of First National Common Stock were owned by the directors and executive officers of Wachovia and their affiliates. As of the Record Date, neither First National nor Wachovia held any shares of First National Common Stock in a fiduciary capacity for others. See "GENERAL INFORMATION -- Vote Required" and "THE MERGER -- Interests of Certain Persons in the Merger."

         Recommendation of the First National Board of Directors. The Board of Directors of First National believes that the Merger is in the best interests of First National and its shareholders and has unanimously approved the Merger Agreement and the consummation of the transactions contemplated therein. THE FIRST NATIONAL BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREIN. In deciding to approve the Merger Agreement and the consummation of the transactions contemplated therein, First National's Board of Directors considered a number of factors, including the financial condition, results of operations, and future prospects of First National and Wachovia.
See "THE MERGER -- Background of the Merger;" " --
 Reasons for the Merger" and " -- Interests of Certain Persons in the Merger."

         Effective Time. If the Merger is approved by the requisite vote of the First National shareholders, all required governmental and other consents and approvals are obtained and the other conditions to the obligations of the parties to consummate the Merger are either satisfied or waived (as permitted), the Merger will be consummated and will become effective on the date and at the time that Articles of Merger reflecting the Merger are filed with the Secretary of State of Georgia and the Secretary of State of North Carolina (the "Effective Time"). Assuming satisfaction of all conditions to consummation, the Merger is expected to be made effective at the end of the first quarter of 1996, or as soon thereafter as practicable. Wachovia and First National each has the right, acting unilaterally, to terminate the Merger Agreement should the Merger not be consummated by June 30, 1996. See "THE MERGER -- Effective Time" and " -- Amendment, Waiver and Termination."

         Delivery of Wachovia Certificates. Promptly after the Effective Time, each record holder of shares of First National Common Stock outstanding at the Effective Time will be mailed a transmittal letter (with instructions) to use in effecting the surrender and cancellation of those certificates in exchange for shares of Wachovia Common Stock. Wachovia shall not be obligated to deliver the consideration to which any former holder of First National Common Stock is entitled until such holder surrenders such holder's certificate or certificates representing such holder's shares for exchange. The certificate or certificates so surrendered shall be duly endorsed as Wachovia may require. See "THE MERGER -- Distribution of Wachovia Certificates."

         Certain Federal Income Tax Consequences. The Merger is intended to be a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Generally, no gain or loss should be recognized for federal income tax purposes by First National shareholders as a result of the Merger except with respect to any cash received in lieu of fractional share interests or upon perfection of shareholder dissenters' rights. A condition to consummation of the Merger is the receipt by each of Wachovia and First National of an opinion from Powell, Goldstein, Frazer & Murphy, counsel to First National, as to the qualification of the Merger as a tax-free reorganization and certain other federal income tax consequences of the Merger. See "THE MERGER -- Certain Federal Income Tax Consequences."

         BECAUSE CERTAIN TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH SHAREHOLDER AND OTHER FACTORS, EACH HOLDER OF FIRST NATIONAL COMMON STOCK IS URGED TO CONSULT SUCH HOLDER'S OWN TAX ADVISER TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE MERGER (INCLUDING THE APPLICATION AND EFFECT OF STATE AND LOCAL INCOME AND OTHER TAX LAWS).

         Interests of Certain Persons in the Merger. Certain members of First National's management and Board of Directors have interests in the Merger in addition to their interests as shareholders of First National generally. Those interests relate to, among other things, provisions in the Merger Agreement regarding indemnification and eligibility for certain Wachovia employee benefits, and treatment of outstanding options and warrants with respect to First National Common Stock. See "THE MERGER -- Indemnification," " -- Post Acquisition Compensation and Benefits," " - - Stock Options and Warrants" and " -- Interests of Certain Persons in the Merger."

         Conditions to Consummation. Consummation of the Merger is subject to various conditions, including among other matters: (a) approval of the Merger Agreement by the First National shareholders; (b) receipt of all governmental and other consents and approvals necessary to permit consummation of the Merger; and (c) satisfaction of certain other usual conditions, including the receipt of the tax opinion discussed above. The foregoing are the material conditions to the consummation of the Merger. See "THE MERGER -- Conditions to Consummation" and "-- Amendment, Waiver and Termination."

         Regulatory Approvals. The Merger is subject to the prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve"), the Office of the Comptroller of the Currency (the "OCC") and the Department of Banking and Finance of the State of Georgia (the "DBF"), and applications for approval of the Merger have been filed with such agencies. There can be no assurance that the approval of the Federal Reserve, the OCC or the DBF will be obtained or as to the timing or conditions of such approval. See "THE MERGER -- Regulatory Approvals."

         Termination. The Merger Agreement may be terminated, and the Merger abandoned, at any time prior to the Effective Time by mutual action of the Board of Directors of both First National and Wachovia, or by action of the Board of Directors of either company under certain circumstances, including if the Merger is not consummated by June 30, 1996, unless the failure to consummate by such time is due to a breach of the Merger Agreement by the party seeking to terminate. If for any reason the Merger is not consummated, First National will continue to operate as a bank holding company under its present management. See "THE MERGER -- Amendment, Waiver and Termination."

         Accounting Treatment. It is anticipated that the Merger will be accounted for as a "purchase" for financial reporting purposes. See "THE MERGER -- Accounting Treatment."

         Resale of Wachovia Common Stock. The Wachovia Common Stock issuable in connection with the Merger will be freely transferable by the holders of such shares, except for those holders who may be deemed to be "affiliates" (generally including directors, certain executive officers, and 10% or more shareholders) of First National or Wachovia under applicable federal securities laws. See "THE MERGER -- Resales of Wachovia Common Stock."

         Dissenters' Rights. A holder of First National common stock who dissents from the Merger is entitled to the rights and remedies of dissenting shareholders set forth in Article 13 of the Georgia Code, subject to compliance with the procedures set forth therein. Among other things, a dissenting shareholder is entitled to receive cash in an amount equal to the "fair value" of such holder's shares. A copy of Article 13 of the Georgia Code is set forth in Appendix B to this Proxy Statement/Prospectus and a summary thereof is included under "THE MERGER -- Dissenters' Rights."

         TO PERFECT DISSENTERS' RIGHTS, A SHAREHOLDER MUST COMPLY WITH ARTICLE 13 OF THE GEORGIA CODE, WHICH REQUIRES, AMONG OTHER THINGS, THAT THE SHAREHOLDER GIVE FIRST NATIONAL NOTICE OF SUCH HOLDER'S INTENTION TO DISSENT FROM APPROVAL OF THE MERGER AGREEMENT PRIOR TO THE VOTE OF THE FIRST NATIONAL SHAREHOLDERS AT THE SPECIAL MEETING AND THAT SUCH SHAREHOLDER NOT VOTE HIS OR HER SHARES IN FAVOR OF THE MERGER AGREEMENT. ANY FIRST NATIONAL SHAREHOLDER WHO RETURNS A SIGNED PROXY BUT FAILS TO PROVIDE INSTRUCTIONS AS TO THE MANNER IN WHICH SUCH HOLDER'S SHARES ARE TO BE VOTED WILL BE DEEMED TO HAVE VOTED IN FAVOR OF THE MERGER AGREEMENT AND THUS WILL NOT BE ENTITLED TO ASSERT DISSENTERS' RIGHTS.

MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

         Wachovia Common Stock is listed on the New York Stock Exchange. There is no established public trading market for First National Common Stock. First National Common Stock has traded at prices between $10 and $11 per share since January 1, 1994. These prices reflect only information which has come to First National management's attention, and do not include retail mark-ups, mark downs or commissions and may not represent actual transactions. No trades of First National Common Stock have been effected since the announcement of the Merger.

         The following table sets forth the last sale price of Wachovia Common Stock, the last sale price of First National Common Stock, and the equivalent price per share (as explained below) of First National Common Stock at the close of business on September 21, 1995, the last trading day immediately preceding public announcement of the Merger, and ________________, 1996, the last practicable date prior to the mailing of this Proxy Statement/Prospectus:

                                                                                               Equivalent
                                                                                               Per Share
                                                                                                Price of
                                           Wachovia              First National              First National
Market Price Per Share                   Common Stock             Common Stock                Common Stock
----------------------                   ------------            --------------              --------------
September 21, 1995                          $43.60                   $11.00                      $17.30
February __, 1996                           $_____                   $_____                      $_____

The equivalent per share price of First National Common Stock at the specified dates represents the last sale price of a share of Wachovia Common Stock on such date multiplied by the Exchange Ratio of 0.4024. Shareholders are advised to obtain current market quotations for Wachovia Common Stock. No assurance can be given as to the market price of Wachovia Common Stock at or after the Effective Time. See "COMPARATIVE MARKET PRICES AND DIVIDENDS."

COMPARISON OF CERTAIN UNAUDITED PER SHARE DATA

        The following summary presents selected comparative unaudited per share data for Wachovia and First National on a historical basis and on a pro forma combined basis assuming the Merger had been effective during the periods presented. The Merger is reflected under the purchase method of accounting and pro forma data is derived accordingly. The information shown below should be read in conjunction with the historical financial statements of Wachovia and First National, including the respective notes thereto. See "AVAILABLE INFORMATION," "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE," " -- Selected Financial Data of Wachovia (Historical)," " -- Selected Financial Data of First National (Historical)" and "THE MERGER -- Accounting Treatment" and " -- No Pro Forma Financial Statements."

                                                    NINE MONTHS ENDED                   YEAR ENDED
                                                    SEPTEMBER 30, 1995              DECEMBER 31, 1994
                                                    ------------------              -----------------
WACHOVIA COMMON STOCK
Net income per common share:
   Historical, primary                             $    2.65                             $    3.13
   Pro forma combined                              $    2.65                             $    3.12
Net income per common share:
   Historical, fully diluted                       $    2.64                             $    3.12
   Pro forma combined                              $    2.64                             $    3.11
Dividends per common share:
   Historical                                      $    1.02                             $    1.23
Book value per common share:
   Historical                                      $   21.24                             $   19.23
   Pro forma combined                              $   21.27                             $   19.26

FIRST NATIONAL COMMON STOCK
Net income per common share:
   Historical, primary                             $     .48                             $     .51(1)
   Equivalent pro forma combined (2)               $    1.07                             $    1.26
Net income per common share:
   Historical, fully diluted                       $     .48                             $     .51(1)
   Equivalent, pro forma combined (2)              $    1.06                             $    1.25
Dividends per common share:
   Historical                                      $     .00                             $     .00
   Equivalent pro forma combined (2)               $     .41                             $     .49
Book value per common share:
   Historical                                      $   11.15                             $   10.59
   Equivalent pro forma combined (2)               $    8.56                             $    7.75


(1) Per share amounts for the year ended December 31, 1994 have been restated to reflect the correct number of shares subject to outstanding warrants as being 188,750 instead of 162,250 as reported in First National's consolidated financial statements.

(2) First National pro forma equivalent amounts represent the unaudited pro forma combined net income per common share (primary and fully diluted), dividends per share and book value per common share on the basis of the 1 to .4024 Exchange Ratio.

                SELECTED FINANCIAL DATA OF WACHOVIA (HISTORICAL)

        The following table sets forth selected historical financial data of Wachovia and has been derived from its financial statements. Such selected historical financial data should be read in conjunction with Wachovia's audited consolidated financial statements at December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994, including the respective notes thereto. The interim financial information has been derived from unaudited financial statements of Wachovia, which, in the opinion of management, includes all adjustments, consisting only of normal recurring adjustments, necessary for fair statement of the results for the unaudited interim periods. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE."

(Dollars in thousands, except per share data)



                              Nine Months Ended
                                 September 30                          For the Years Ended Decmber 31
                              -----------------          -------------------------------------------------------------
                              1995         1994          1994           1993        1992           1991           1990
                              ----         ----          ----           ----        ----           ----           ----
SUMMARY OF OPERATIONS
   Interest Income       $ 2,228,367 $ 1,711,090     $ 2,362,294   $ 2,122,837   $ 2,222,078    $ 2,637,015  $ 2,748,644
   Interest Expense        1,154,483     732,824       1,038,388       839,012       967,028      1,467,849    1,684,114
   Other Income              546,789     450,935         607,752       627,603       566,225        501,269      465,070
   Other Expense             888,531     815,888       1,098,413     1,131,236     1,095,652      1,096,517      952,284
   Net Income                456,345     396,932         539,058       492,095       433,225        229,540      345,677

PER SHARE AMOUNTS
   Net Income, Primary         $2.65       $2.30           $3.13         $2.83         $2.51          $1.34        $2.05
   Net Income, Fully
     Diluted                    2.64        2.30            3.12          2.81          2.48           1.32         2.02
   Weighted Avg Shares
    Outstanding, Primary     171,993     172,462         172,339       173,941       172,641        171,481      168,888
   Weighted Avg Shares
    Outstanding, Fully
    Diluted                  172,882     173,086         172,951       175,198       175,512        175,218      172,722
   Dividends                    1.02        0.90            1.23          1.11          1.00           0.92(1)      0.82(1)

STATEMENT OF CONDITION
(PERIOD END)
   Total Assets          $44,101,105 $38,134,285     $39,187,958   $36,525,772   $33,366,519    $33,158,320  $33,314,693
   Interest Earning
    Assets                39,482,772  33,579,711      34,711,988    32,348,507    29,136,317     29,281,225   28,429,382
   Loans                  29,012,252  24,967,716      25,890,804    22,977,488    21,085,653     20,617,558   21,206,779
   Deposits               25,283,015  22,555,695      23,069,258    23,352,398    23,375,461     23,006,290   23,235,225
   Shareholders' Equity    3,617,642   3,214,881       3,286,507     3,017,947     2,774,767      2,484,414    2,370,928

RATIOS
   Return on average
     assets                     1.49%       1.44%           1.46%         1.46%         1.36%          0.72%        1.13%
   Return on average
     equity                    18.14%      17.26%          17.41%        17.13%        16.69%          9.33%       15.45%
   Dividend payout ratio        38.1%       38.8%           39.1%         38.9%         39.4%          63.8%(2)     37.8%(2)
   Average equity to
    average assets ratio        8.22%       8.37%           8.36%         8.54%         8.16%          7.68%        7.34%

(1) Represents dividends of Wachovia Corporation only; excludes equivalent per share dividends of South Carolina National Corporation; Wachovia and South Carolina National Corporation effected a business combination accounted for as a pooling-of-interests on December 6, 1991.

(2) Payout ratio has been computed including South Carolina National Corporation dividends prior to the business combination described in
      (1) above.

             SELECTED FINANCIAL DATA OF FIRST NATIONAL (HISTORICAL)

        The following table sets forth selected historical financial data of First National and has been derived from its financial statements. Such selected historical financial data should be read in conjunction with First National's audited consolidated financial statements at December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994, including the respective notes thereto. The interim financial information has been derived from unaudited financial statements of First National, which, in the opinion of management, includes all adjustments, consisting only of normal recurring adjustments, necessary for fair statement of the results for the unaudited interim periods. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE."

(Dollars in thousands, except per share data)



                             Nine Months Ended
                                September 30                              For the Years Ended Decmber 31
                             -----------------           -------------------------------------------------------------
                              1995        1994           1994             1993        1992         1991           1990
                              ----        ----           ----             ----        ----         ----           ----
SUMMARY OF OPERATIONS
   Interest Income        $  1,950    $  1,652        $  2,244        $  1,844    $  1,439    $    851        $    357
   Interest Expense            731         602             803             655         561         328              49
   Other Income                173         185             249             247         177          76              --
   Other Expense               983         914           1,213           1,076         915         781             222
   Net Income                  247         183             291             267          82        (239)             80

PER SHARE AMOUNTS
   Net Income, Primary    $    .48    $    .35        $    .51(1)     $    .48    $    .16    $   (.46)       $    .15
   Net Income, Fully
     Diluted              $    .48    $    .35        $    .51(1)     $    .48    $     16    $   (.46)       $    .15
   Weighted Avg Shares
    Outstanding, Primary   517,413     517,413         517,413         517,413     517,413     517,413         517,413
   Weighted Avg Shares
    Outstanding, Fully
    Diluted
   Dividends              $    .00    $    .00        $    .00        $    .00    $    .00    $    .00        $    .00

STATEMENT OF CONDITION
(PERIOD END)
   Total Assets           $ 34,003    $ 32,193        $ 30,800        $ 29,322    $ 22,077    $ 16,129        $  6,433
   Interest Earning
    Assets                  29,920      28,035          26,240          25,747      18,895      13,129           5,099
   Loans                    19,652      15,522          17,432          15,323      10,933       7,495           1,039
   Deposits                 28,035      26,655          25,209          24,007      17,080      11,174           1,295
   Shareholders' Equity      5,769       5,390           5,478           5,228       4,961       4,879           5,118

RATIOS
   Return on average
     assets                   1.04%*       .77%*           .93%           1.03%        .43%      (2.04%)            --
   Return on average equity   5.85%*      4.58%*          5.44%           5.26%       1.69%      (4.92%)            --
   Dividend payout ratio        --          --              --              --          --          --              --
   Average equity to
     average assets
     ratio                   17.78%      16.88%          17.09%          19.55%      25.48%      41.45%             --

(1) Per share amounts for the year ended December 31, 1994 have been restated to reflect the correct number of shares subject to outstanding warrants as being 188,750 instead of 162,250 as reported in First National's consolidated financial statements.

*     Annualized

                              GENERAL INFORMATION

SPECIAL MEETING

         This Proxy Statement/Prospectus is being furnished to the shareholders of First National in connection with the solicitation of proxies by the Board of Directors of First National for use at the Special Meeting of shareholders. The Special Meeting will be held at First National's main office, located at 5490 North Henry Boulevard, Stockbridge, Georgia, at 6:00 p.m., on Tuesday, March 26, 1996, and at any adjournments and postponements thereof, to consider and vote upon a proposal to approve the Merger Agreement.

         This Proxy Statement/Prospectus is also being furnished by Wachovia to First National shareholders as a prospectus in connection with the issuance by Wachovia of shares of Wachovia Common Stock upon consummation of the Merger.

RECORD DATE, SOLICITATION AND REVOCABILITY OF PROXIES

         The First National Board of Directors has fixed the close of business on February 15, 1996, as the record date for determining the First National shareholders entitled to receive notice of and to vote at the Special Meeting (the "Record Date"). Only holders of record of First National Common Stock as of the Record Date are entitled to notice of and to vote at the Special Meeting. As of the Record Date, 517,413 shares of First National Common Stock were issued and outstanding and held by [575] record holders. Holders of First National Common Stock are entitled to one vote on each matter considered and voted on at the Special Meeting for each share of First National Common Stock held of record at the close of business on the Record Date. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of First National Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting.
For purposes of determining the presence of a quorum, abstentions will be counted as shares present but shares to be voted by brokers with discretionary authority for which the broker fails to exercise such discretionary authority ("broker non-votes") will not be counted as shares present for purposes of determining the presence of a quorum. Neither abstentions nor broker non-votes will be counted as votes cast for purposes of determining whether a proposal has received sufficient votes for approval.

         Proxies in the form accompanying this Proxy Statement/Prospectus are solicited by First National's Board of Directors. Shares of First National Common Stock represented by properly executed proxies, if such proxies are received in time and are not revoked, will be voted in accordance with the instructions indicated on the proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH PROXIES WILL BE VOTED "FOR" APPROVAL OF THE MERGER AGREEMENT AND CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREIN, AND AS DETERMINED BY A MAJORITY OF THE MEMBERS OF THE FIRST NATIONAL BOARD OF DIRECTORS AS TO ANY OTHER MATTER THAT MAY COME BEFORE THE SPECIAL MEETING. ANY HOLDER OF FIRST NATIONAL COMMON STOCK WHO RETURNS A SIGNED PROXY BUT FAILS TO PROVIDE INSTRUCTIONS AS TO THE MANNER IN WHICH SUCH HOLDER'S SHARES ARE TO BE VOTED WILL BE DEEMED TO HAVE VOTED IN FAVOR OF APPROVAL OF THE MERGER AGREEMENT AND CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREIN, AND WILL NOT BE ENTITLED TO ASSERT DISSENTERS' RIGHTS.

         A First National shareholder who has given a proxy may revoke it at any time prior to its exercise at the Special Meeting, by (a) giving written notice of revocation to the Secretary of First National,

(b) properly submitting to First National a duly executed proxy bearing a later date, or (c) voting in person at the Special Meeting. All written notices of revocation and other communications with respect to revocation of proxies should be addressed to First National as follows: The First National Bankshares of Henry County, Inc., 5490 North Henry Boulevard, Stockbridge, Georgia 30114, Attention: J. Randall Dixon, President. A proxy appointment will not be revoked by death or supervening incapacity of the shareholder executing the proxy unless, before the shares are voted, notice of such death or incapacity is filed with First National's Secretary or other person responsible for tabulating votes on behalf of First National.

         The expense of soliciting proxies for the Special Meeting will be paid for by First National, although pursuant to the Merger Agreement, Wachovia agreed to pay all of the filing fees and printing costs payable in connection with the Registration Statement and the Proxy Statement. In addition to the solicitation of shareholders of record by mail, telephone or personal contact, First National will be contacting brokers, dealers, banks and voting trustees or their nominees who can be identified as record holders of First National Common Stock; such holders, after inquiry by First National, will provide information concerning quantity of proxy and other materials needed to supply such materials to beneficial owners, and First National will reimburse them for the expense of mailing the proxy materials to such persons.

VOTE REQUIRED

         Approval of the Merger Agreement and consummation of the transactions contemplated therein requires the affirmative vote of the holders of a majority of the outstanding shares of First National Common Stock entitled to vote thereon at the Special Meeting. The Merger Agreement and the consummation of the transactions contemplated therein do not require the approval of the holders of Wachovia Common Stock.

         As of the Record Date, First National's directors and executive officers and their affiliates held (excluding shares subject to warrants) approximately 38.2% of the outstanding shares of First National Common Stock entitled to vote at the Special Meeting. As of the Record Date, neither Wachovia nor its directors and executive officers or their affiliates held any shares of First National Common Stock. See "THE MERGER -- Interests of Certain Persons in the Merger."

RECOMMENDATION OF FIRST NATIONAL'S BOARD OF DIRECTORS

         For the reasons described in the section of this Proxy Statement/Prospectus entitled "THE MERGER -- Reasons for the Merger", the Board of Directors of First National has adopted the Merger Agreement, believes the Merger is in the best interests of First National and its shareholders and recommends that shareholders of First National vote "FOR" approval of the Merger Agreement and the consummation of the transactions contemplated therein. See "THE MERGER -- Background of the Merger," " -- Reasons for the Merger" and " -- Interests of Certain Persons in the Merger."

                                   THE MERGER

         The following information describes certain information pertaining to the Merger. This description does not purport to be complete and is qualified in its entirety by reference to the Appendices hereto, including the Merger Agreement, which is attached as Appendix A and is incorporated herein by reference. All shareholders are urged to read the Appendices in their entirety.

GENERAL

         The Merger Agreement provides for a transaction in which First National will merge with and into Wachovia. Wachovia will be the surviving corporation of the Merger. The First National Bank of Henry County ("First National Bank") will be consolidated with Wachovia Bank of Georgia, N.A. ("Wachovia Bank of Georgia") and will become a branch of Wachovia Bank of Georgia. At the Effective Time, each share of issued and outstanding First National Common Stock (other than shares held by First National, Wachovia or their subsidiaries or by shareholders perfecting their dissenters' rights) will cease to be outstanding and will be converted into and exchanged for the right to receive 0.4024 shares of Wachovia Common Stock.

BACKGROUND OF THE MERGER

         During the last several years, there have been significant developments in the banking and financial services industry. These developments have included an increased emphasis and dependence on automation, specialization of products and services, increased competition from other financial institutions, and a trend toward consolidation and geographic expansion.

         With this as background, in the spring of 1995, certain members of First National's Board of Directors felt that First National should explore strategic alternatives in its marketplace including the possible sale of First National. In addition, First National had received indications of possible interest from several financial institutions operating in Georgia. The Executive Committee of the Board of Directors of First National was directed to coordinate First National's analysis and response to these preliminary overtures. The Executive Committee met several times during 1995, and its activities were reviewed by the full Board of Directors.

         On June 22, 1995, the Executive Committee interviewed R. Charles Stevens of Stevens & Company ("Stevens"), LaGrange, Georgia, and, thereafter, voted to recommend that the First National Board of Directors retain Stevens to assist First National in identifying and evaluating possible merger partners. On July 17, 1995, the Board of Directors met with and voted to retain Stevens. During this meeting, Stevens identified certain advantages and disadvantages a potential acquirer might consider with respect to the price it would offer for First National.

         On August 8, 1995, First National's Board of Directors met with Stevens and discussed the marketing process and a list of potential merger partners.

         On September 12, 1995, the Executive Committee and several members of the Board of Directors met with Stevens to review the proposals received from potential merger partners. Information about and available market statistics on each potential merger partner were discussed. The Executive Committee considered each of the bids and the merits of each and gave particular consideration to the relative values of the consideration to be received by First National shareholders. Following the discussion, the Executive Committee voted unanimously to recommend that First National's Board of Directors accept Wachovia's proposal.

         On September 14, 1995, First National's Board of Directors met with Stevens and with counsel to First National to review the proposals received from potential merger partners. Counsel to First National discussed with the directors their fiduciary responsibilities to shareholders when considering the proposals. Stevens described for the Board the seven bids received which were submitted by six potential acquirors because one potential acquiror submitted two bids. The terms of each bid were reviewed and the two highest bids were discussed in detail. Following this discussion, the Board unanimously voted to accept the proposal from Wachovia. First National did not request and Stevens did not prepare a fairness opinion with respect to the consideration to be received by shareholders in the Merger. Following this meeting, a press release announcing the proposed merger was issued on September 22, 1995.

         From September 15 through November 9, 1995, representatives of First National and Wachovia conducted various due diligence activities and negotiated the terms and conditions to be included in a definitive merger agreement. On November 9, 1995, First National's Board of Directors met with counsel to First National who led a discussion concerning the major points of the definitive merger agreement. After discussion concerning the specific terms of the agreement, the Board of Directors unanimously approved the acquisition of First National by Wachovia on terms and conditions substantially as set forth in the proposed agreement. The Board also authorized First National to execute and deliver the agreement with such changes as the Executive Committee approved.

         On November 22, 1995, after further negotiation, First National and Wachovia signed the definitive merger agreement. Thereafter, on December 19, 1995, a letter was sent to the First National shareholders announcing execution of the definitive merger agreement.

REASONS FOR THE MERGER

         First National. The First National Board of Directors, after consideration of relevant business, financial, legal and market factors, unanimously approved the Merger Agreement. First National's Board did not assign any relative or specific weight to the factors considered. The factors considered included:

                 (i) The alternatives to the Merger, including remaining as an independent financial institution in light of current economic conditions in First National Bank's primary market and the competition presented by larger financial institutions operating in that market.

                 (ii) The value of the consideration to be received by First National's shareholders relative to the trading price, book value and earnings per share of the First National Common Stock.

                 (iii) Certain information concerning the financial condition, results of operations and business prospects of Wachovia.

                 (iv) The competitive and regulatory environment for financial institutions generally.

                 (v) The financial terms of recent business combinations in the financial services industry and a comparison of the multiples of selected combinations with the terms of the proposed transaction with Wachovia.

                 (vi)     The marketability of First National's Common Stock.

                 (vii) The fact that the Merger will enable First National shareholders to exchange their First National Common Stock, in a tax-free transaction, for shares of Wachovia Common Stock which is widely held and actively traded.

                 (viii) The fact that Wachovia currently pays quarterly dividends to its shareholders while First National has not paid any dividends to its shareholders.

         The terms of the Merger were the result of arms-length negotiations between representatives of First National and Wachovia. Based upon the foregoing factors, the Board of Directors of First National unanimously approved the Merger as being in the best interests of First National and its shareholders. Each member of the Board of Directors of First National has agreed to vote his shares in favor of the Merger.

         THE BOARD OF DIRECTORS OF FIRST NATIONAL UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

         Wachovia. In the opinion of the Wachovia Board of Directors, the Merger will enable Wachovia to expand into the Henry County area currently served by First National. Other factors considered (but not accorded any relative or specific weight) by the Board included:

                 (i) The financial terms of the Merger. The Board was of the view that the consideration to be issued to First National shareholders in the Merger represented fair payment for the business and assets of First National.

                 (ii) Information concerning the business, operations and financial condition of First National.

                 (iii) The impact generally of the Merger on the various constituencies served by Wachovia.

                 (iv) The overall strategic focus and long-term strategic plan of Wachovia.

                 (v) The likelihood of the Merger being approved by the appropriate regulatory authorities.


STOCK OPTIONS AND WARRANTS

         The Merger Agreement provides that, at the Effective Time of the Merger, each stock option or stock warrant with respect to First National Common Stock granted by First National, which is outstanding at the Effective Time of the Merger, whether or not exercisable, will be converted into an option to purchase Wachovia Common Stock with the exercise price and shares purchasable thereunder being adjusted to reflect the Exchange Ratio. Each officer of First National who has an option to purchase First National Common Stock pursuant to an employment agreement will execute an Option Agreement with Wachovia evidencing the exchange of options to purchase First National Common Stock for options to purchase Wachovia Common Stock. Each director (and the estate of a former director) of First National who holds a warrant to purchase shares of First National Common Stock will execute an Option Agreement with Wachovia evidencing the exchange of the warrant into an option to purchase Wachovia Common Stock.

FRACTIONAL SHARES

         Pursuant to the terms of the Merger Agreement, each holder of shares of First National Common Stock exchanged pursuant to the Merger, who would otherwise have been entitled to receive a fraction of a share of Wachovia Common Stock, shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional share of Wachovia Common Stock multiplied by the market value per share of Wachovia Common Stock at the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.


EFFECTIVE TIME

         If the Merger Agreement is approved by the requisite vote of First National shareholders, all other required governmental and other consents and approvals are received and the other conditions to the parties' obligations to consummate the Merger are satisfied or waived (as permitted), the Merger will be consummated and effected on the date and at the time Articles of Merger reflecting the Merger are filed with the Secretary of State of Georgia and the Secretary of State of North Carolina (the "Effective Time"). Unless otherwise mutually agreed upon in writing by the chief executive officers of each of Wachovia and First National, Wachovia and First National have agreed to use their reasonable efforts to cause the Effective Time to occur on the last business day of the month in which occurs the last to occur of (a) the effective date (including expiration of any applicable waiting period) of the last required consent of any regulatory authority having authority over and approving or exempting the Merger, and (b) the date on which the shareholders of First National approve the Merger Agreement to the extent such approval is required by applicable law; or such later date as may be mutually agreed upon in writing by the chief executive officers of Wachovia and First National. Assuming satisfaction of all conditions to consummation of the Merger, the Merger is expected to be made effective at the end of the first quarter of 1996, or as soon thereafter as practicable. Either Wachovia or First National may terminate the Merger

Agreement if the Merger has not been consummated by June 30, 1996. See " -- Conditions to Consummation" and " -- Amendment, Waiver and Termination."

DISTRIBUTION OF WACHOVIA CERTIFICATES

         Promptly after the Effective Time, Wachovia will mail appropriate transmittal materials to each record holder of First National Common Stock for use in effecting the surrender and cancellation of those certificates in exchange for the Wachovia Common Stock to which such shareholder is entitled as a result of the Merger. The transmittal materials will specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of First National Common Stock shall pass, only upon proper delivery of such certificates to Wachovia by the former shareholders of First National. FIRST NATIONAL SHAREHOLDERS SHOULD NOT SURRENDER THEIR CERTIFICATES FOR EXCHANGE UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL AND INSTRUCTIONS. After the Effective Time, each holder of shares of First National Common Stock issued and outstanding at the Effective Time (other than shares as to which dissenters' rights have been perfected) shall surrender the certificate or certificates representing such shares to Wachovia, and the certificates thus surrendered will be canceled. Certificates representing shares of Wachovia Common Stock issued to First National shareholders in connection with the Merger will be issued and delivered to the tendering First National shareholder at the address on record with the First National Common Stock transfer agent. Wachovia will not be obligated to deliver the consideration to which any former holder of First National Common Stock is entitled until such holder surrenders such holder's certificate or certificates representing such holder's shares for exchange. The certificate or certificates so surrendered will be duly endorsed as Wachovia may require. No party will be liable to a holder of First National Common Stock for any property delivered in good faith to a public official pursuant to any applicable abandoned property law.

         After the Effective Time, to the extent permitted by law, First National shareholders of record as of the Effective Time will be entitled to vote at any meeting of holders of Wachovia Common Stock the number of whole shares of Wachovia Common Stock into which their First National Common Stock has been converted, regardless of whether such shareholders have surrendered their First National Common Stock certificates. No dividend or other distribution payable after the Effective Time with respect to Wachovia Common Stock, however, will be paid to the holder of any unsurrendered First National certificate until the holder duly surrenders such certificate. Upon such surrender, all undelivered dividends and other distributions and, if applicable, a check for the amount to be paid in lieu of any fractional share interest will be delivered to such shareholder, in each case without interest.

         After the Effective Time, there will be no transfers of shares of First National Common Stock on First National's stock transfer books. If certificates representing shares of First National Common Stock are presented for transfer after the Effective Time, they will be canceled and exchanged for the shares of Wachovia Common Stock and a check for the amount due in lieu of fractional shares, if any, deliverable in respect thereof.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is a discussion of the material federal income tax consequences of the Merger. This discussion is based on the provisions of the Code, the United States Department of the Treasury Regulations thereunder and rulings and court decisions as of the date hereof, all of which are subject to change, possibly retroactively. The discussion is included for general information purposes only, applies only to First National shareholders, if any, who hold their stock as a capital asset, and may not apply to First National shareholders, if any, who received their stock upon the exercise of employee stock options or otherwise as compensation. Wachovia and First National have not requested a ruling from the Internal Revenue Service (the "Service"). A condition to consummation of the Merger is the receipt by Wachovia and First National of an opinion of Powell, Goldstein, Frazer & Murphy, counsel to First National, as to the qualification of the Merger as a tax-free reorganization and certain other federal income tax consequences of the Merger.

         The Merger is intended to be a tax-free reorganization within the meaning of Section 368(a) of the Code. Among other things, the following discussion is based on First National shareholders maintaining sufficient equity ownership interest in Wachovia after the Merger. The Service takes the position for purposes of issuing an advance ruling on reorganizations, that the shareholders of an acquired corporation (i.e., First National) must maintain a continuing equity ownership interest in the acquiring corporation (i.e., Wachovia) equal, in terms of value, to at least 50% of their interest in such acquired corporation. For this purpose, shares of First National Common Stock exchanged for cash in lieu of fractional shares of Wachovia Common Stock will be treated as outstanding shares of First National Common Stock at the Effective Time. Moreover, shares of First National Common Stock and Wachovia Common Stock held by First National shareholders and otherwise sold, redeemed or disposed of prior to or shortly after or the Effective Time are taken into account. In addition, management of Wachovia has represented that it has no plan or intention to cause Wachovia to redeem or otherwise reacquire the shares of Wachovia Common Stock issued in the Merger. In addition to the foregoing requirements, certain additional matters must be true with respect to the Merger. Wachovia believes that these additional factual matters will be satisfied.

         Assuming the Merger is treated as a reorganization as defined in
Section 368(a) of the Code, the following summarizes the federal income tax consequences to the First National shareholders:

                 (i) No gain or loss will be recognized for federal income tax purposes by First National shareholders upon the exchange of their shares of First National Common Stock for Wachovia Common Stock.

                 (ii) The basis of the shares of Wachovia Common Stock to be received by First National shareholders will be the same as the basis of the First National Common Stock surrendered in exchange therefor.

                 (iii) The holding period of the Wachovia Common Stock to be received by First National shareholders will include the period during which the shares of First National Common

         Stock surrendered in exchange therefor had been held, provided such shares were held by such shareholders as a capital asset at the Effective Time.

                 (iv) The payment of cash in lieu of fractional shares of Wachovia Common Stock will be treated as if the fractional shares were issued as part of the exchange and then redeemed by Wachovia. Whether these cash payments will be treated as having been received as distributions in full payment in exchange for the fractional shares of Wachovia Common Stock redeemed or a dividend generally is determined under Section 302 of the Code. Generally, any gain or loss recognized will be capital gain or loss, provided the fractional share constitutes a capital asset in the hands of the exchanging shareholder and the requirements of Section 302(b)(1) are met. First National shareholders receiving cash in lieu of fractional shares should consult their own tax advisers as to the applicable tax treatment.

                 (v) First National shareholders who dissent from the Merger will be treated as having received such payment as a distribution in redemption of their shares of First National Common Stock. Generally, any gain or loss recognized will be capital gain or loss, provided the First National Common Stock constitutes a capital asset in the hands of the exchanging shareholder and the requirements of Section 302(b)(1), (2) or (3) are met. First National shareholders electing to exercise dissenters' rights should consult their own tax advisers as to the tax treatment in their particular circumstances.

         BECAUSE CERTAIN TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH SHAREHOLDER AND OTHER FACTORS, EACH HOLDER OF FIRST NATIONAL COMMON STOCK IS URGED TO CONSULT SUCH HOLDER'S OWN TAX ADVISER TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE MERGER (INCLUDING THE APPLICATION AND EFFECT OF STATE AND LOCAL INCOME AND OTHER TAX LAWS).

MANAGEMENT AND OPERATIONS AFTER THE MERGER

         Wachovia will be the surviving corporation resulting from the Merger and will continue to be governed by the laws of the State of North Carolina and will operate in accordance with its Articles of Incorporation and Bylaws as in effect immediately prior to the Effective Time until otherwise amended or repealed after the Effective Time. The directors and officers of Wachovia in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, will serve as the directors and officers of Wachovia from and after the Effective Time in accordance with Wachovia's Bylaws.

INDEMNIFICATION

         The Merger Agreement provides that, for a period of six years after the Effective Time, Wachovia will indemnify each person entitled to indemnification from First National or any of its subsidiaries to the full extent permitted under the laws of the State of Georgia and by First National's Articles of

Incorporation and Bylaws, as in effect on the date of the Merger Agreement, with respect to matters occurring at or prior to the Effective Time.

POST ACQUISITION COMPENSATION AND BENEFITS

         The Merger Agreement provides that, after the Effective Time, Wachovia will provide generally to officers and employees of First National and First National Bank, employee benefits under employee benefit plans (including the Retirement Income Plan and Retirement Savings and Profit-Sharing Plan but excluding any stock option or other plan involving the potential issuance of Wachovia Common Stock), on terms and conditions that, when taken as a whole, are substantially similar to those currently provided by Wachovia and its subsidiaries to their similarly situated officers and employees. For purposes of participation and vesting under such employee benefit plans, service with First National or its subsidiaries prior to the Effective Time will generally be treated as service with Wachovia or any subsidiary participating in such plans. The Merger Agreement also provides that Wachovia will honor all provisions for vested amounts earned or accrued through the Effective Time under First National's benefit plans. Wachovia will also honor all employment, severance, consulting and other compensation agreements, in accordance with their terms, between First National, First National Bank and any current or former director, officer or employee.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         Other than as described under the headings "THE MERGER -- Stock Options and Warrants," " -- Indemnification" and " -- Post Acquisition Compensation and Benefits," no director or executive officer of Wachovia or First National, and no associate of any such person, has any substantial interest, direct or indirect, in the Merger, other than an interest arising from the ownership of First National Common Stock, in which case the director or officer receives no benefit not shared on a pro rata basis by all other holders of First National Common Stock.

CONDITIONS TO CONSUMMATION

         The obligations of First National and Wachovia to consummate the Merger are subject to the satisfaction or waiver (to the extent permitted) of the following conditions: (a) the Merger, the Merger Agreement and all other documents and instruments to be delivered in connection therewith shall have been approved by the shareholders of First National; (b) the required regulatory approvals described under "Regulatory Approvals" shall have been received, generally without any conditions or requirements which would, in the reasonable judgment of the Board of Directors of either Wachovia or First National, materially adversely affect the economic or business benefits of the transactions contemplated by the Merger Agreement so as to render inadvisable the consummation of the Merger; (c) each party shall have received any required consents of third parties; (d) no court or regulatory authority shall have taken any action prohibiting, restricting or making illegal the consummation of the transactions contemplated by the Merger Agreement; (e) the Registration Statement of which this Proxy Statement/Prospectus is a part shall have been declared effective by the Commission and shall not be subject to a stop order or any threatened stop order, and the shares of Wachovia Common Stock issuable in connection with the Merger shall have been qualified, registered or otherwise approved for exchange under the securities laws of the various states in which such qualification, registration or approval is required; (f) the shares of Wachovia Common Stock issuable pursuant to the Merger shall have been approved for listing on the New York Stock Exchange; (g) Wachovia and First National shall have received an opinion of Powell, Goldstein, Frazer & Murphy as to certain tax matters; (h) Wachovia and each of the holders of the First National Stock Options and the First National Stock Warrants shall have executed an Officer's Option Agreement or a Director's Option Agreement, as applicable; (i) the other party's representations and warranties shall remain accurate, and the other party shall have performed all of the agreements, covenants, acts and undertakings to be performed by it pursuant to the Merger Agreement, and shall have delivered certificates confirming satisfaction of the foregoing requirements; (j) each party shall have received an opinion of the other party's counsel, dated the closing date, as to certain matters; (k) Wachovia shall have received a letter from Mauldin & Jenkins with respect to certain financial information regarding First National; and (l) Wachovia shall have received a letter from each affiliate of First National relating to securities law compliance.

         No assurances can be provided as to when or if all of the conditions precedent to the Merger can or will be satisfied or waived by the appropriate party. As of the date of this Proxy Statement/Prospectus, the parties know of no reason to believe that any of the conditions set forth above will not be satisfied.

         The conditions to consummation of the Merger may be waived, in whole or in part, to the extent permissible under applicable law, by the party for whose benefit the condition has been imposed, without the approval of the First National shareholders. See " -- Amendment, Waiver and Termination."

REGULATORY APPROVALS

         The Merger is subject to the prior approval of the Federal Reserve under the BHC Act and the DBF under the Financial Institutions Code of Georgia. Wachovia has filed all applications required to be filed with the Federal Reserve, the OCC and the DBF in connection with the Merger. The Merger may not be consummated until the thirtieth day after approval of the Merger by the Federal Reserve, during which time the United States Department of Justice, the Federal Trade Commission and other interested parties have the opportunity to file suit seeking to enjoin consummation of the Merger on antitrust grounds. The 30-day period referred to above may be reduced to 15 days if the Federal Reserve receives no adverse comments from the United States Department of Justice regarding the competitive factors of the Merger. There can be no assurance that the approval of the Federal Reserve, the OCC or the DBF will be obtained (or as to the timing or conditions thereof).

AMENDMENT, WAIVER AND TERMINATION

         To the extent permitted by law, First National and Wachovia, with the approval of their respective Boards of Directors, may amend the Merger Agreement by written agreement at any time without the approval of the shareholders of First National, provided that after the approval of the Merger by First National's shareholders, no amendment may decrease the consideration to be received by First National shareholders without the requisite approval of First National shareholders.

         Prior to or at the Effective Time, either First National or Wachovia, acting through its respective Board of Directors, chief executive officer or other authorized officer, may waive any default in the performance of any term of the Merger Agreement by the other party, may waive or extend the time for the fulfillment by the other party of any of its obligations under the Merger Agreement, and may waive any of the conditions precedent to the obligations of such party under the Merger Agreement, except any condition that, if not satisfied, would result in the violation of an applicable law or governmental regulation.

         The Merger Agreement may be terminated, and the Merger abandoned, at any time prior to the Effective Time by mutual consent of the Boards of Directors of First National and Wachovia. In addition, the Merger Agreement may be terminated, and the Merger abandoned, prior to the Effective Time by either Wachovia or First National if: (a) the other party breaches and does not timely cure any breach of a representation, warranty, covenant or other agreement contained in the Merger Agreement and (other than representations and warranties relating to the capital stock of each of Wachovia and First National) such breach, individually or in the aggregate, has a Material Adverse Effect (as defined in the Merger Agreement) on the non-breaching party; (b) any consent or approval of certain regulatory authorities is denied by final nonappealable action of such authority; (c) the First National shareholders fail to approve the Merger Agreement; (d) any of the conditions precedent to the obligations of the terminating party to consummate the Merger cannot be satisfied or fulfilled by June 30, 1996; or (e) the Merger has not been consummated by June 30, 1996.

CONDUCT OF BUSINESS PENDING THE MERGER

         First National has agreed in the Merger Agreement, unless the prior consent of Wachovia is obtained, and except as otherwise contemplated by the Merger Agreement, to operate its business only in the ordinary course, to preserve its business organization and assets, to use its reasonable efforts to cause its representations and warranties to be correct at all times and to maintain its rights and franchises and to take no action that would adversely affect either the ability of either party to perform its covenants and agreements under the Merger Agreement or the ability of either party to obtain any consents or approvals pursuant to any contract, law, order or permit that are required for the transactions contemplated by the Merger Agreement. In addition, the Merger Agreement contains certain other restrictions applicable to the conduct of the business of First National prior to consummation of the Merger, as described below.

         First National has agreed in the Merger Agreement not to take (or cause First National Bank to take) certain actions relating to the operation of its business until the earlier of the consummation of the Merger or the termination of the Merger Agreement without the prior approval of Wachovia. Those actions generally include, without limitation: (a) amending the Articles of Incorporation, Bylaws or other governing instruments of First National or First National Bank; (b) becoming responsible for any obligation for borrowed money in excess of an aggregate of $100,000, except in the ordinary course of the business consistent with past practices; (c) acquiring or exchanging any shares of its capital stock or paying any dividend or other distribution in respect of its capital stock, provided that First National may (to the extent legally and contractually permitted to do so, but shall not be obligated to) declare and pay a cash dividend of $0.145 per share of First National Common Stock issued and outstanding on May 9,

1996 if the Closing Date occurs on or after May 9, 1996; (d) issuing, selling or pledging additional shares of any First National capital stock, any rights to acquire any such stock or any security convertible into such stock, except pursuant to the exercise of outstanding stock options; (e) adjusting or reclassifying any of its capital stock; (f) acquiring control over any other entity; (g) granting any increase in compensation or benefits to its employees or officers (except as previously disclosed to Wachovia or as required by law), paying any bonus (except as previously disclosed to Wachovia or in accordance with any existing program or plan), entering into or amending any severance agreements with its officers; (h) granting any increase in compensation or other benefits to any of its directors (except as previously disclosed to Wachovia); (i) entering into or amending any employment contract that it does not have the unconditional right to terminate without certain liability, except for any amendment required by law; (j) adopting any new employee benefit plan or program or materially changing any existing plan or program; (k) making any significant changes in accounting methods, except for any change required by law; (l) commencing any litigation other than in accordance with past practice or settling any litigation for money damages; or (m) materially amending or terminating any material contracts.

         In addition, First National has agreed not to solicit, directly or indirectly, any acquisition proposal from any other person or entity. First National also has agreed not to negotiate with respect to any such proposal, to provide information to any party making such a proposal or to enter into any agreement with respect to any such proposal except in compliance with its legal obligations or the fiduciary obligations of its Board of Directors. First National is also to use reasonable efforts to cause its advisors and other representatives not to engage in any of the foregoing activities.

         Pursuant to the Merger Agreement, Wachovia has agreed that, prior to the Effective Time, it will continue to conduct its business and the business of its subsidiaries in a manner designed in its reasonable judgment to enhance the long-term value of the Wachovia Common Stock and the business prospects of Wachovia.

EXPENSES AND FEES

         The Merger Agreement provides that each party shall be responsible for its own costs and expenses incurred in connection with the negotiation and consummation of the transactions contemplated by the Merger Agreement, except that Wachovia shall pay all of the filing fees payable in connection with the Registration Statement, the Proxy Statement and the printing costs incurred in connection with the Registration Statement and this Proxy Statement/Prospectus.

ACCOUNTING TREATMENT

         The Merger is anticipated to be accounted for as a "purchase," as that term is used pursuant to GAAP, for accounting and financial reporting purposes. Under purchase accounting, the assets and liabilities of First National as of the Effective Time will be recorded at their respective fair values and added to those of Wachovia. Financial statements of Wachovia issued after the Effective Time would reflect such values and would not be restated retroactively to reflect the historical financial position or results of operations of First National.

NO PRO FORMA FINANCIAL STATEMENTS

         No pro forma financial statements are included in this Proxy Statement/Prospectus because the pro forma effects of the Merger are not material to Wachovia's consolidated financial statements. Accordingly, such information is also immaterial to an understanding of the proposed Merger by the shareholders of First National.

RESALES OF WACHOVIA COMMON STOCK

         The shares of Wachovia Common Stock issued in connection with the Merger will be freely transferable under the Securities Act, except for shares issued to any shareholder who may be deemed to be an "affiliate" (generally including, without limitation, directors, certain executive officers, and beneficial owners of 10% or more of any class of capital stock) of First National for purposes of Rule 145 under the Securities Act as of the date of the Special Meeting. Such affiliates may not sell their shares of Wachovia Common Stock acquired in connection with the Merger except pursuant to an effective registration statement under the Securities Act or other applicable exemption from the registration requirements of the Securities Act. Wachovia may place restrictive legends on certificates representing Wachovia Common Stock issued to all persons who are deemed to be "affiliates" of First National under Rule 145. In addition, as a condition to consummation of the Merger, each person or entity that is an "affiliate" of First National must enter into a written agreement in substantially the form attached to the Merger Agreement relating to such restrictions on sale or other transfer. This Proxy Statement/Prospectus does not cover resales of Wachovia Common Stock received by any person who may be deemed to be an affiliate of First National.

DISSENTERS' RIGHTS

         Pursuant to the provisions of Article 13 of the Georgia Code, if the Merger is consummated, any holder of record of First National Common Stock who
(a) gives to First National, prior to the vote at the Special Meeting with respect to the approval of the Merger Agreement, written notice of such holder's intent to demand payment for such holder's shares and (b) does not vote in favor thereof, shall be entitled to receive, upon compliance with the statutory requirements summarized below, the fair value of such holder's shares as of the Effective Time.

         A record shareholder may assert dissenters' rights as to fewer than all of the shares registered in such holder's name only if such holder dissents with respect to all shares beneficially owned by any one beneficial shareholder and such holder notifies First National in writing of the name and address of each person on whose behalf such holder asserts dissenters' rights. The rights of such a partial dissenter are determined as if the shares as to which such holder dissents and such holder's other shares were registered in the names of different shareholders.

         The written objection requirement referred to above will not be satisfied under the Georgia Code by merely voting against approval of the Merger Agreement by proxy or in person at the Special Meeting. Any holder of First National Common Stock who votes in favor of the Merger will not be entitled to assert dissenters' rights of appraisal. Any holder of First National Common Stock who returns a signed proxy but fails to provide instructions as to the manner in which such shares are to be voted will be deemed to have voted in favor of the Merger and will not be entitled to assert dissenters' rights of appraisal. In addition to not voting in favor of the Merger Agreement, a shareholder wishing to preserve the right to dissent and seek appraisal must give a separate written notice of such holder's intent to demand payment for such holder's shares if the Merger is effected, as hereinabove provided.

         Any written objection to the Merger Agreement satisfying the requirements discussed above should be addressed as follows: The First National Bankshares of Henry County, Inc., 5490 North Henry Boulevard, P.O. Box 190, Stockbridge, Georgia 30281, Attention: J. Randall Dixon.

         If the Merger is authorized at the Meeting, First National must deliver a written dissenters' notice (the "Dissenters' Notice") to all holders of First National Common Stock who satisfied the foregoing requirements. The Dissenters' Notice must be sent within ten days after the Effective Time and must (a) state where the demand for payment must be sent and where and when certificates for shares of First National Common Stock must be deposited, (b) inform holders of uncertificated shares to what extent transfer of these shares will be restricted after the demand for payment is received, (c) set a date by which First National must receive the demand for payment (which date may not be fewer than 30 nor more than 60 days after the Dissenters' Notice is delivered), and (d) be accompanied by a copy of Article 13 of the Georgia Code.

         A record shareholder who receives the Dissenters' Notice must demand payment and deposit such holder's certificates in accordance with the Dissenters' Notice. Such shareholder will retain all other rights of a shareholder until those rights are canceled or modified by the consummation of the Merger. A record shareholder who does not demand payment or deposit such holder's share certificates where required, each by the date set in the Dissenters' Notice, is not entitled to payment for such holder's shares under
Article 13 of the Georgia Code.

         Except as described below, the surviving corporation resulting from the Merger (the "Surviving Corporation") must, within ten days of the later of the Effective Time or receipt of a payment demand, offer to pay to each dissenting shareholder who complied with the payment demand and deposit requirements described above the amount the Surviving Corporation estimates to be the fair value of such holder's shares, plus accrued interest from the Effective Time. Such offer of payment must be accompanied by (a) certain recent First National financial statements, (b) the Surviving Corporation's estimate of the fair value of the shares, (c) an explanation of how the interest was calculated, (d) a statement of the dissenter's right to demand payment under Section 14-2-1327 of the Georgia Code, and (e) a copy of Article 13 of the Georgia Code. If the shareholder accepts the Surviving Corporation's offer by written notice to the Surviving Corporation within 30 days after the Surviving Corporation's offer, payment must be made within 60 days after the later of the making of the offer or the Effective Time.

         If the Merger is not effected within 60 days after the date set forth for demanding payment and depositing share certificates, First National must return the deposited certificates and release the transfer restrictions imposed on uncertificated shares. If, after such return and release, the Merger is effected, the Surviving Corporation must send a new Dissenters' Notice and repeat the payment demand procedure described above.

         Section 14-2-1327 of the Georgia Code provides that a dissenting shareholder may notify the Surviving Corporation in writing of such holder's own estimate of the fair value of such holder's shares and the interest due, and may demand payment of such holder's estimate, if (a) such holder believes that the amount offered by the Surviving Corporation is less than the fair value of such holder's shares or that the interest due has been calculated incorrectly, or (b) First National, having failed to effect the Merger, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment. A dissenting shareholder waives such holder's right to demand payment under Section 14-2-1327 unless such holder notifies the Surviving Corporation of such holder's demand in writing within 30 days after the Surviving Corporation makes or offers payment for such holder's shares. If the Surviving Corporation does not offer payment within ten days of the later of the Effective Time or receipt of a payment demand, then (a) the shareholder may demand the financial statements and other information required to accompany the Surviving Corporation's payment offer, and the Surviving Corporation must provide such information within ten days after receipt of the written demand, and (b) the shareholder may notify the Surviving Corporation of such holder's own estimate of the fair value of such holder's shares and the amount of interest due, and may demand payment of that estimate.

         If a demand for payment under Section 14-2-1327 remains unsettled, the Surviving Corporation must commence a nonjury equity valuation proceeding in the Superior Court of Henry County, Georgia, within 60 days after receiving the payment demand and must petition the court to determine the fair value of the shares and accrued interest. If the Surviving Corporation does not commence the proceeding within those 60 days, it is required to pay each dissenting shareholder whose demand remains unsettled the amount demanded. The Surviving Corporation is required to make all dissenting shareholders whose demands remain unsettled parties to the proceeding and to serve a copy of the petition upon each dissenting shareholder. The court may appoint appraisers to receive evidence and to recommend a decision on fair value. Each dissenting shareholder made a party to the proceeding is entitled to judgment for the fair value of such holder's shares plus interest to the date of judgment.

         The court in an appraisal proceeding commenced under the foregoing provision must determine the costs of the proceeding, excluding fees and expenses of attorneys and experts for the respective parties, and must assess those costs against the Surviving Corporation, except that the court may assess the costs against all or some of the dissenting shareholders to the extent the court finds they acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 14-2-1327. The court also may assess the fees and expenses of attorneys and experts for the respective parties against the Surviving Corporation if the court finds the Surviving Corporation did not substantially comply with the requirements of specified provisions of Article 13 of the Georgia Code, or against either the Surviving Corporation or a dissenting shareholder if the court finds that such party acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by
Article 13 of the Georgia Code.

         If the court finds that the services of attorneys for any dissenting shareholder were of substantial benefit to other dissenting shareholders similarly situated, and that the fees for those services should be not assessed against the Surviving Corporation, the court may award those attorneys reasonable fees out of the amounts awarded the dissenting shareholders who were benefited. No action by any dissenting shareholder to enforce dissenters' rights may be brought more than three years after the Effective Time, regardless of whether notice of the Merger and of the right to dissent was given by First National or the Surviving Corporation in compliance with the Dissenters' Notice and payment offer requirements.

         The foregoing is a summary of the material rights of a dissenting shareholder of First National, but is qualified in its entirety by reference to
Article 13 of the Georgia Code, included in Appendix B to this Prospectus/Proxy Statement. Any First National shareholder who intends to dissent from approval of the Merger Agreement should carefully review the text of such provisions and should also consult with such holder's attorney. No further notice of the events giving rise to dissenters' rights or any steps associated therewith will be furnished to First National shareholders, except as indicated above or otherwise required by law.

         Any dissenting First National shareholder who perfects such holder's right to be paid the value of such holder's shares will recognize taxable gain or loss upon receipt of cash for such shares for federal income tax purposes. See " -- Certain Federal Income Tax Consequences."


                 CERTAIN DIFFERENCES IN THE RIGHTS OF WACHOVIA
                        AND FIRST NATIONAL SHAREHOLDERS

         At the Effective Time, First National shareholders who do not perfect their dissenters' rights automatically will become shareholders of Wachovia, and their rights as shareholders will be determined by Wachovia's Articles of Incorporation (the "Articles") and Bylaws. The following is a summary of the material differences in the rights of shareholders of Wachovia and First National. Other than as set forth below, there are no material differences between the rights of a Wachovia shareholder and a First National shareholder. First National is a Georgia corporation governed by the Georgia Code and Wachovia is a North Carolina corporation governed by the North Carolina General Statutes. This summary is necessarily general and does not purport to be a complete discussion of, and is qualified in its entirety by reference to, the Georgia Code, the North Carolina General Statutes and the Articles and Bylaws of each corporation.

ANTITAKEOVER PROVISIONS GENERALLY

         The provisions of Wachovia's Articles and Bylaws described under the headings "Amendment of Articles of Incorporation and Bylaws," "Authorized Capital Stock," "Special Meetings of Shareholders," "Number of Directors," "Classified Board of Directors," "Removal of Directors," "Restrictions on Business Combinations," "Limitation on Director Liability" and "Indemnification" are referred to herein as the "Protective Provisions." In general, one purpose of the Protective Provisions is to assist Wachovia's Board of Directors in playing a role in connection with attempts to acquire control of Wachovia, so that the Board of Directors of Wachovia can further and protect the interests of Wachovia and its shareholders as appropriate under the circumstances, including, if the Board of Directors determines that a sale of control is in the best interest of Wachovia and Wachovia's shareholders, by enhancing the Board's ability to maximize the value to be received by the shareholders upon such sale.

         Although Wachovia's management believes the Protective Provisions are, therefore, beneficial to Wachovia's shareholders, the Protective Provisions also may tend to discourage some takeover bids. As a result, Wachovia's shareholders may be deprived of opportunities to sell some or all of their shares at prices that represent a premium over prevailing market prices. On the other hand, defeating undesirable acquisition offers can be a very expensive and time-consuming process. To the extent that the Protective Provisions discourage undesirable proposals, Wachovia may be able to avoid those expenditures of time and money.

         The Protective Provisions also may discourage open market purchases by a potential acquirer. Such purchases may increase the market price of Wachovia Common Stock temporarily, enabling shareholders to sell their shares at a price higher than that which otherwise would prevail. In addition, the Protective Provisions may decrease the market price of Wachovia Common Stock by making the stock less attractive to persons who invest in securities in anticipation of price increases from potential acquisition attempts. The Protective Provisions also may make it more difficult and time consuming for a potential acquirer to obtain control of Wachovia through replacing the Board of Directors and management. Furthermore, the Protective Provisions may make it more difficult for Wachovia shareholders to replace the Board of Directors or management, even if a majority of the shareholders believes such replacement is in the best interests of Wachovia. As a result, the Protective Provisions may tend to perpetuate the incumbent Board of Directors and management.

AMENDMENT OF ARTICLES OF INCORPORATION AND BYLAWS

         Wachovia. Wachovia's Articles provide that the affirmative vote of at least 66 2/3% of shares, including a majority of the shares held by a person other than a shareholder who beneficially owns, directly or indirectly, together with affiliates, 10 percent or more of Wachovia Common Stock (an "Interested Shareholder"), is required to repeal certain provisions of the Articles relating to the duration of the corporation, the authorized capital stock, election of Board of Directors, preemptive rights of shareholders, business combinations and amendment of the Articles. Amendment of such provisions may be approved by a majority of the shares of Wachovia Common Stock, if 66 2/3% of the directors who are not Interested Shareholders approve such amendment or, if there are no Interested Shareholders, then if a majority of the Board of Directors can approve the amendment of such provisions.

         Wachovia's Bylaws provide that the Board of Directors has the power to adopt, amend or repeal the Bylaws by a vote of a majority of the directors then in office, subject to the right of the shareholders to adopt, amend or repeal the Bylaws.

         First National. The Georgia Code generally provides that a Georgia corporation's articles of incorporation may be amended by the affirmative vote of a majority of shares entitled to vote thereon, unless the articles of incorporation provide for a higher or lower voting requirement. First National's Articles provide that two-thirds of the directors then in office or two-thirds of the issued and outstanding shares entitled to vote are required to approve the amendment of certain provisions of the Articles and Bylaws relating to election of directors, amendment of the Bylaws regarding number of directors, removal of directors, liability of directors and business combinations.

AUTHORIZED CAPITAL STOCK

         Wachovia. Wachovia is authorized to issue 500,000,000 shares of Wachovia Common Stock, $5.00 par value, of which 170,358,504 shares were issued and outstanding at December 31, 1995, and 50,000,000 shares of Wachovia preferred stock, $5.00 par value, none of which was issued and outstanding at December 31, 1995.

         First National. First National is authorized to issue 10,000,000 shares of First National Common Stock, $1.00 par value, of which 517,413 shares were issued and outstanding at December 31, 1995.

SPECIAL MEETINGS OF SHAREHOLDERS

         Wachovia. Wachovia's Bylaws state that special meetings of the shareholders may be called at any time by its chief executive officer or by a majority of its Board of Directors.

         First National. Under First National's Bylaws, special meetings of the shareholders may be called at any time by the Chairman of the Board or the Board of Directors. The Bylaws also allow three or more shareholders, owning an aggregate of not less than 25% of the outstanding First National Common Stock, to call a special meeting by delivering a written demand to First National stating the purpose of the meeting.

NUMBER OF DIRECTORS, CLASSIFIED BOARD OF DIRECTORS

         Wachovia. Wachovia's Bylaws state that the number of directors shall not be less than 9, with the exact number of directors to be fixed by resolution of the Board. The Board has fixed the number at 16 directors. Wachovia's Bylaws state that the Board of Directors shall be divided into three classes to serve staggered three-year terms.

         The effect of Wachovia's having a classified Board of Directors is that only approximately one-third of the members of the Board are elected each year; consequently, two annual meetings are effectively required for Wachovia's shareholders to change a majority of the members of the Board.

         First National. First National's Bylaws state that the Board of Directors will be composed of 15 directors. Like Wachovia, First National's Articles provide that the Board of Directors shall be divided into three classes to serve staggered three-year terms.

REMOVAL OF DIRECTORS

         Wachovia. Wachovia's Bylaws state that a director of Wachovia may be removed only for cause and only by the affirmative vote of the holders of 66 2/3% of the outstanding voting shares including a majority of the voting shares not held by an Interested Shareholder.

         First National. First National's Articles of Incorporation state that a director may be removed without cause only by the affirmative vote of at least 80% of the issued and outstanding shares entitled to vote on an election of directors. A director may be removed for cause by the affirmative vote of the holders of a majority of the outstanding shares of First National Common Stock at a meeting with respect to which notice of such purpose has been given.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS

         Wachovia. Wachovia's Bylaws provide that director nominations must be made in writing and delivered or mailed to the chief executive officer of Wachovia not less than 14 days nor more than 50 days prior to any meeting of shareholders at which directors are to be elected, except that if less than 21 days' notice of the meeting is given to shareholders, such notification of the nomination must be mailed or delivered to the chief executive officer of Wachovia not later than the close of business on the seventh day following the day on which the notice of meeting was mailed.

         First National. First National's Bylaws do not contain such a provision.

RESTRICTIONS ON BUSINESS COMBINATIONS

         Wachovia. Wachovia's Articles have special restrictions (the "Fair Price Provisions") which are designed to discourage attempts to acquire control of Wachovia in non-negotiated transactions through the use of two-tier pricing tactics. The Fair Price Provisions limit the ability of an Interested Shareholder to effect certain transactions involving Wachovia. Such transactions, which are referred to below as "Business Combinations," include any merger with or consolidation into an Interested Shareholder or an affiliate thereof, any recapitalization or reclassification of Wachovia securities or similar transaction increasing the percentage of outstanding shares owned by an Interested Shareholder, or any proposal for liquidation or dissolution of Wachovia. Under the Fair Price Provisions, a Business Combination which does not satisfy certain price requirements designed to ensure fair treatment of all shareholders of Wachovia must be approved by (a) the holders of at least 66 2/3% of the outstanding voting securities of Wachovia and the holders of at least a majority of the outstanding shares of Wachovia Common Stock not owned by the Interested Shareholder or (b) by 66 2/3% of the "Continuing Directors," which consist of directors elected by shareholders of Wachovia prior to the Interested Shareholder's acquisition of 10% of the voting securities and any directors recommended to join the Wachovia Board by a majority of directors so elected. Certain other provisions of Wachovia's Bylaws further restrict the ability of an Interested Shareholder to effect a change in control of Wachovia. The Fair Price Provisions may discourage attempts to obtain control of Wachovia and, as a result, holders of Wachovia Common Stock may be deprived of an opportunity to sell their shares at a premium above the market price.
According to Wachovia's Bylaws, a director of Wachovia may be removed only for cause and only by the affirmative vote of the holders of 66 2/3% of the outstanding voting shares including a majority of the voting shares not held by Interested Shareholders. Accordingly, shareholders of Wachovia may be more restricted in their ability to effect a change in the Board of Directors.

         First National. First National's Articles require the affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of First National Common Stock entitled to vote on the matter to approve (a) any merger of First National with or into any other entity; or (b) any sale, lease, exchange or disposition of all or substantially all of the assets of First National, if the person or entity which is a party to such transaction is the beneficial owner, directly or indirectly, of 5% or more of the issued and outstanding shares entitled to vote in an election of directors.

CONTROL SHARE ACQUISITIONS

         Wachovia. The North Carolina General Statutes contain provisions relating to Control Share Acquisitions (the "Control Share Act"). The Control Share Act contains provisions that, under certain circumstances, would preclude an acquiror of the shares of a North Carolina corporation, who crosses one of three voting thresholds (20%, 33 1/3% or 50%) from obtaining voting control with respect to such shares unless a majority in interest of the disinterested shareholders of the corporation votes to accord voting power to such shares.

         The Control Share Act provides that, in the event control shares are accorded voting rights and, as a consequence, the holders of the control shares have a majority of all voting power for the election of directors, the corporation's shareholders, other than holders of control shares, may cause the corporation to redeem their shares. The right of redemption is subject to limitations on corporate distributions to shareholders and any contrary provision in the corporation's articles of incorporation or bylaws adopted by the shareholders prior to the occurrence of a control share acquisition. Wachovia's Articles and Bylaws do not limit the ability of shareholders to cause Wachovia to redeem their shares under the circumstances described above.

         First National. The Georgia Code does not contain provisions specifically relating to Control Share Acquisitions.

COMPETING RIGHTS OF HOLDERS OF PREFERRED STOCK

         Wachovia. Wachovia's Articles authorize the issuance of 50,000,000 shares of preferred stock. No shares of preferred stock have been issued or are expected to be issued prior to the Effective Time of the Merger. The holders of preferred stock issued in the future, if any shares are issued, may have a preference over holders of Wachovia Common Stock in the payment of dividends and in the liquidation of Wachovia and may be given voting rights that would dilute the voting power of the holders of Wachovia Common Stock. In addition, the authority of the Board of Directors to issue preferred stock with such rights and privileges as it may deem appropriate may enable the Board to prevent a change in control through the acquisition of shares of Wachovia Common Stock.

         First National. First National's Articles do not authorize the issuance of a class of preferred stock.

LIMITATION ON DIRECTOR LIABILITY

         Wachovia. Wachovia's Articles provide that, to the full extent permitted by law, a director of Wachovia will have no personal liability to Wachovia or its shareholders for monetary damages for breach of his or her duty as a director, whether such action is brought by or in the right of Wachovia or otherwise.

         Although this provision does not affect the availability of injunctive or other equitable relief as a remedy for a breach of duty by a director, it does limit the remedies available to a shareholder who has a valid claim that a director acted in violation of such director's duties, if the action is among those as to which liability is limited. This provision may reduce the likelihood of shareholder derivative litigation against directors and may discourage or deter shareholders or management from bringing a lawsuit against directors for breach of their duties, even though such action, if successful, might have benefitted Wachovia and its shareholders. The Commission has taken the position that similar provisions added to other corporations' certificates of incorporation would not protect those corporations' directors from liability for violations of the federal securities laws.

         First National. First National's Articles provide that a director of First National will have no personal liability to First National or its shareholders for monetary damages for breach of fiduciary duty as a director except for (a) any appropriation, in violation of his or her duties, of any business opportunity of First National; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) the types of liability set forth in Section 14-2-154 of the Georgia Code dealing with illegal or unauthorized (1) distributions of corporate assets, whether as dividends or in liquidation of First National, or otherwise, (2) repurchases of stock or (3) commencement of business; or (d) any transaction from which the director derived an improper material tangible personal benefit.

INDEMNIFICATION

         Wachovia. Wachovia's Bylaws provide for indemnification of any liability of directors, officers, employees or agents of Wachovia or any wholly-owned subsidiary of Wachovia. Indemnification payments for liabilities and litigation expenses may be made only following a determination that the activities of the person to be indemnified (the "Claimant") were at the time taken not known or believed by the Claimant to be clearly in conflict with the best interest of Wachovia. Such determination will be made (a) by a majority of disinterested directors (if there are at least two such directors), or (b) if there are not two such directors or if a majority of the disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by a majority of the shareholders, or (d) in accordance with any reasonable procedures prescribed by the Board of Directors prior to the assertion of the claim for which indemnification is sought. If the Claimant is an officer or an employee of Wachovia, the determination may be made by the chief executive officer or a designee of the chief executive officer.

         First National. First National's Bylaws provide for indemnification of any liability of directors, officers, employees or agents of First National in the event that such person acted in a manner he or she reasonably believed to be in or not opposed to the best interests of First National or had no reasonable cause to believe his or her conduct was unlawful. The determination of whether indemnification is proper is made by (a) the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, or (b) by the firm of independent legal counsel then employed by First National, or (c) by the affirmative vote of a majority of the shares entitled to vote.


                    COMPARATIVE MARKET PRICES AND DIVIDENDS

         Wachovia Common Stock is listed on the New York Stock Exchange under the symbol "WB." The following table sets forth, for the indicated periods, the high and low closing sale prices for Wachovia Common Stock as reported by the New York Stock Exchange, and the cash dividends declared per share of Wachovia Common Stock for the indicated periods.

                                    WACHOVIA


                                  PRICE RANGE                            CASH DIVIDENDS
                                  -----------                               DECLARED
                                  HIGH     LOW                             PER SHARE
                                  ----     ---                             ---------
1994

First Quarter                     35 1/8   30 1/8                             .30
Second Quarter                    35 3/8   30 3/4                             .30
Third Quarter                     35 1/4   31 3/8                             .30
Fourth Quarter                    34 1/2   31 1/2                             .33

1995

First Quarter                     36 1/2   32                                 .33
Second Quarter                    37 7/8   34 1/4                             .33
Third Quarter                     45       35 3/8                             .36
Fourth Quarter                    48 1/4   43 1/8                             .36

1996

First Quarter (through ________)

         There is no established public trading market for First National Common Stock. First National Common Stock has traded at prices between $10 and $11 per share since January 1, 1994. These prices reflect only information which has come to First National management's attention, and do not include retail mark-ups, markdowns or commissions and may not represent actual transactions. No trades of First National Common Stock have been effected since the announcement of the Merger.

         The holders of Wachovia Common Stock are entitled to receive dividends when and if declared by the Board of Directors out of funds legally available therefor. Although Wachovia currently intends to continue paying quarterly cash dividends on the Wachovia Common Stock, there can be no assurance that Wachovia's dividend policy will remain unchanged after completion of the Merger. The declaration and payment of dividends thereafter will depend upon business conditions, operating results, capital and reserve requirements, and the Board of Directors' consideration of other relevant factors.

         Wachovia is a legal entity separate and distinct from its subsidiaries and its revenues depend in significant part on the payment of dividends from its subsidiary financial institutions. Wachovia's subsidiary depository institutions are subject to certain legal restrictions on the amount of dividends they are permitted to pay. See "Supervision and Regulation -- Payment of Dividends and Other Restrictions."

         First National has not paid any dividends since its inception.


                           BUSINESS OF FIRST NATIONAL

         First National was incorporated as a Georgia business corporation on June 7, 1989, and became a bank holding company by acquiring all of the common stock of First National Bank. First National Bank is presently the sole operating subsidiary of First National.

         First National Bank commenced its business on December 11, 1990 as a full-service commercial bank, without trust powers. First National Bank offers personal and business checking accounts, interest-bearing checking accounts, savings accounts, and various types of certificates of deposits. Additionally, First National Bank offers consumer/installment loans, construction loans, commercial loans, and home equity lines of credit.

         First National's principal executive offices are located at 5490 North Henry Boulevard, Stockbridge, Georgia 30281 and its telephone number is (770) 389-1776.

         Additional information with respect to First National and First National Bank is included in documents incorporated by reference in this Proxy Statement/Prospectus. Copies of such documents including First National's Annual Report on 10-KSB for the fiscal year ended December 31, 1994, the First National Annual Report to Shareholders, First National's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995, and First National's Current Report on Form 8-K, dated September 25, 1995, accompany this Proxy Statement/Prospectus.


                        VOTING SECURITIES AND PRINCIPAL
                         SHAREHOLDERS OF FIRST NATIONAL

         The following table sets forth the number of shares of First National Common Stock beneficially owned by those persons known by management of First National to own 5% or more of the outstanding shares of First National Common Stock. Such information is given as of January 15, 1996. Unless otherwise indicated, each person is the record owner of and has sole voting and investment power over his shares.

            Name and Address                  Amount and Nature of                     Percent
          of Beneficial Owner               Beneficial Ownership(1)                    Of Class
          -------------------               -----------------------                    --------
         Estate of Lloyd L. Hester, Jr.              48,540 (2)                          8.96
         Joe S. Chafin                               30,000 (3)                          5.63
         William D. Coker                            32,000 (4)                          6.00
         Harold C. Johnson, Sr.                      30,000 (5)                          5.63
         James R. Kendall                            30,000 (6)                          5.63
         Roddy H. Oglesby, Jr.                       51,380 (7)                          9.47
         W. Norman Strawn                            30,000 (8)                          5.63

___________________________
(1) The information shown above is based upon information furnished to First National by the named persons. Information relating to beneficial ownership of First National Common Stock is based upon "beneficial ownership" concepts set forth in rules promulgated under the Securities Exchange Act of 1934, as amended. Under such rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to dispose or to direct the voting of such security or "investment power," which includes the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any security as to which that person has the right to acquire beneficial ownership within 60 days (for each person named in the table, the number of shares beneficially owned and the percent of the class owned have been calculated to include all warrants exercisable by that person within 60 days of January 15, 1996). Under the rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he had no beneficial interest.

(2) Consists of 27,090 shares which were held by Mr. Hester, 7,200 shares held by Hester Drywall, Inc., a corporation whose capital stock was wholly owned by Mr. Hester and 13,250 shares subject to presently exercisable warrants. The executor of the Estate is A.J. Welch, Jr., 41 Keys Ferry Street, McDonough, Georgia 30253.

(3) Consists of 5,000 shares held by Dr. Chafin, 10,000 shares jointly held by Dr. Chafin and his spouse and 15,000 shares subject to presently exercisable warrants. Dr. Chafin's address is 110 Jasper Drive, Stockbridge, Georgia 30281.

(4) Includes 16,000 shares subject to presently exercisable warrants. Mr. Coker's address is 102 Atlanta Street, McDonough, Georgia 30253.

(5) Includes 15,000 shares subject to presently exercisable warrants. Mr. Johnson's address is 215 Hawick, McDonough, Georgia 30253.

(6) Includes 15,000 shares subject to presently exercisable warrants. Mr. Kendall's address is 637 Stagecoach Road, Stockbridge, Georgia 30281.

(7) Consists of 15,000 shares jointly held by Mr. Oglesby and his spouse, 10,094 shares held by Mr. Oglesby in a Keogh account, 1,286 shares held by Mr. Oglesby and 25,000 shares subject to presently exercisable warrants. Mr. Oglesby's address is 80 Cedar Hill Drive, Stockbridge, Georgia 30281.

(8) Includes 15,000 shares subject to presently exercisable warrants. Mr. Strawn's address is 214 Darwish Drive, McDonough, Georgia 30253.

                              BUSINESS OF WACHOVIA

         Wachovia is a bank holding company incorporated under the laws of the State of North Carolina. Wachovia is the 21st largest bank holding company in the United States, based on total assets at December 31, 1995. At December 31, 1995, Wachovia had consolidated assets of $45.0 billion, consolidated loans net of unearned income of $29.3 billion, consolidated deposits of $26.4 billion and consolidated shareholders' equity of $3.8 billion. Wachovia's principal assets consist of all the outstanding common stock of Wachovia Bank of North Carolina, N.A., a national banking association organized under the laws of the United States, Wachovia Bank of Georgia, N.A., a national banking association organized under the laws of the United States, and Wachovia Bank of South Carolina, N.A., a national banking association organized under the laws of the United States.

         Wachovia Bank of North Carolina, N.A. provides personal, commercial, trust and institutional banking services through 219 full-service banking offices in 95 North Carolina cities and communities. In addition, it has a foreign branch in Grand Cayman and an Edge Act subsidiary -- Wachovia International Banking Corporation, with branch offices in Georgia, New York, North Carolina and South Carolina. At December 31, 1995, Wachovia Bank of North Carolina, N.A. had total assets of $26.8 billion and total deposits of $12.4 billion.

         Wachovia Bank of Georgia, N.A. provides personal, commercial, trust and institutional banking services with a network of 127 offices in 47 cities and communities in Georgia, and a foreign branch in Grand Cayman. At December 31, 1995, Wachovia Bank of Georgia, N.A. had total assets of $17.4 billion and total deposits of $9.6 billion.

         Wachovia Bank of South Carolina, N.A. provides personal, commercial, trust and institutional banking with a network of 146 offices in 64 South Carolina cities and communities and a foreign branch in the Cayman Islands. At December 31, 1995, Wachovia Bank of South Carolina, N.A. had total assets of $7.1 billion and total deposits of $5.3 billion.

         In addition to the above-described banking subsidiaries, Wachovia is parent to over 35 subsidiaries engaged in, among other things, mortgage banking, discount brokerage and credit-related insurance.

         Wachovia has dual executive offices located at 100 North Main Street, Winston-Salem, North Carolina 27150 and 191 Peachtree Street, N.E., Atlanta, Georgia 30303, and its telephone numbers are (910) 770-5000 and (404) 332-5000, respectively.

         Additional information with respect to Wachovia is included in documents incorporated by reference in this Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE."

                           SUPERVISION AND REGULATION

         As bank holding companies, Wachovia and First National are subject to regulation under the BHC Act and its examination and reporting requirements. The following discussion sets forth certain of the material elements of the regulatory framework applicable to bank holding companies and provides certain specific information relevant to Wachovia.

GENERAL

         As a bank and savings and loan holding company, Wachovia is subject to the regulation and supervision of the Federal Reserve and the Office of Thrift Supervision ("OTS"). In addition, state banking commissions have limited supervisory and regulatory authority with respect to bank and savings and loan holding company activities. Wachovia's subsidiary banks, as national banking associations, are subject to supervision and examination by the OCC and the Federal Deposit Insurance Corporation (the "FDIC"). In addition, Wachovia's subsidiary savings and loan association is subject to OTS regulations, supervision and reporting requirements. The subsidiary banks and savings and loan association (the "Subsidiary Institutions") are also subject to various requirements and restrictions, including requirements to maintain reserves against deposits, restrictions on the types and amounts of loans that may be granted and the interest that may be charged thereon, and limitations on the types of investments that may be made and the types of services that may be offered. Various consumer laws and regulations also affect the operations of the Subsidiary Institutions. In addition to the impact of regulation, commercial banks and savings banks are affected significantly by the actions of the Federal Reserve as it attempts to control the money supply and credit availability in order to influence the economy.

         The federal banking agencies have broad enforcement powers over depository institutions, including the power to terminate deposit insurance, to impose substantial fines and other civil and criminal penalties, and to appoint a conservator or receiver if any of a number of conditions are met. The federal banking agencies also have broad enforcement powers over bank holding companies, including the power to impose substantial fines and other civil and criminal penalties.

         Almost every aspect of the operations and financial condition of the Subsidiary Institutions is subject to extensive regulation and supervision and to various requirements and restrictions under federal and, in some cases, state law, including requirements governing capital adequacy, liquidity, earnings, dividends, reserves against deposits, management practices, branching, loans, investments and the provision of services. The activities and operations of Wachovia also are subject to extensive federal supervision and regulation which, among other things, limit non-banking activities, impose minimum capital requirements and require approval to acquire 5% of any class of voting shares of substantially all of the assets of a bank or other company.
In addition to the impact of regulation, depository institutions and their holding companies may be significantly affected by legislation, which can change statutes affecting financial institutions in substantial and unpredictable ways, and by the actions of the Federal Reserve as it attempts to control the money supply and credit availability in order to influence the economy.

FEDERAL SECURITIES LAWS

         Wachovia is subject to various federal securities laws, including the Securities Act of 1933 (the "1933 Act") and the Securities Exchange Act of 1934 (the "1934 Act"). The 1933 Act regulates the distribution or public offering of securities, while the 1934 Act regulates trading in securities that are already issued and outstanding. Both Acts provide civil and criminal penalties for misrepresentations and omissions in connection with the sale of securities, and the 1934 Act also prohibits market manipulation and insider trading.

         Pursuant to the 1934 Act, Wachovia files annual, quarterly and current reports with the Securities and Exchange Commission. In addition, Wachovia and its directors, executive officers and 5% shareholders are subject to certain additional reporting requirements, including requirements governing the submission of proxy statements and reports of beneficial ownership of Wachovia's securities.

PAYMENT OF DIVIDENDS AND OTHER RESTRICTIONS

         Wachovia is a legal entity separate and distinct from its subsidiaries, including the Subsidiary Institutions. There are various legal and regulatory limitations on the extent to which Wachovia's subsidiaries, including its bank subsidiaries and savings and loan subsidiary, can finance or otherwise supply funds to Wachovia.

         The principal source of Wachovia's cash revenues is dividends from its subsidiaries and there are certain legal restrictions under federal and state law on the payment of dividends by such subsidiaries. The approval of the OCC is required if the total of all dividends declared by a national bank in any calendar year exceeds the bank's net profits, as defined, for that year combined with its retained net profits for the preceding two calendar years. Under this formula, in 1996 Wachovia's banking subsidiaries cannot distribute as dividends to Wachovia, without the approval of the OCC, more than $532,099,000 plus an additional amount equal to the banks' retained net profits for 1996 up to the date of any dividend declaration.

         In addition, the Subsidiary Institutions and their subsidiaries are subject to limitations under Section 23A of the Federal Reserve Act with respect to extensions of credit to, investments in, and certain other transactions with, Wachovia and its other subsidiaries. Furthermore, loans and extensions of credit are also subject to various collateral requirements.

CAPITAL ADEQUACY

         The federal bank regulatory agencies have adopted minimum risk-based and leverage capital guidelines for United States banking organizations. The minimum required risk-based capital ratio of qualifying total capital to risk-weighted assets (including certain off-balance-sheet items, such as standby letters of credit) is 8%, of which 4% must consist of Tier 1 capital. As of December 31, 1995, Wachovia's total risk-based capital ratio was 13.64%, including 9.43% of Tier 1 capital. The minimum required leverage capital ratio (Tier 1 capital to average total assets) is 3% for banking organizations that meet certain specified criteria, including that they have the highest regulatory rating. A higher leverage ratio may apply under certain circumstances. As of December 31, 1995, Wachovia's leverage capital ratio was 8.36%. All Wachovia depositary institutions are rated "well capitalized."

         Failure to meet capital guidelines can subject a banking organization to a variety of enforcement remedies, including additional substantial restrictions on its operations and activities, termination of deposit insurance by the FDIC, and under certain conditions the appointment of a receiver or conservator.

         Federal banking statutes establish five capital categories for depository institutions ("well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized"), and impose significant restrictions on the operations of an institution that is not at least adequately capitalized. Under certain circumstances, an institution may be downgraded to a category lower than that warranted by its capital levels and subjected to the supervisory restrictions applicable to institutions in the lower capital category. A depository institution is generally prohibited from making capital distributions (including paying dividends) or paying management fees to a holding company if the institution would thereafter be undercapitalized. Adequately capitalized institutions may accept brokered deposits only with a waiver from the FDIC, while undercapitalized institutions may not accept, renew, or roll over brokered deposits.

         An undercapitalized depository institution is also subject to restrictions in a number of areas, including asset growth, acquisitions, branching, new lines of business, and borrowing from the Federal Reserve System. In addition, an undercapitalized depository institution is required to submit a capital restoration plan. A depository institution's holding company must guarantee the capital plan up to an amount equal to the lesser of 5% of the depository institution's assets at the time it becomes undercapitalized or the amount needed to restore the capital of the institution to the levels required for the institution to be classified as adequately capitalized at the time the institution fails to comply with the plan and any such guarantee would be entitled to a priority of payment in bankruptcy. A depository institution is treated as if it is significantly undercapitalized if it fails to submit a capital plan that is based on realistic assumptions and is likely to succeed in restoring the depository institution's capital.

         Significantly undercapitalized depository institutions may be subject to a number of additional significant requirements and restrictions, including requirements to sell sufficient voting stock to become adequately capitalized, to replace or improve management, to reduce total assets, to restrict senior executive compensation and to limit transactions with affiliates. Critically undercapitalized depository institutions are further subject to restrictions on paying principal or interest on subordinated debt, making investments, expanding, acquiring or selling assets, extending credit for highly-leveraged transactions, paying excessive compensation, amending their charters or bylaws and making any material changes in accounting methods. In general, a receiver or conservator must be appointed for a depository institution within 90 days after the institution is deemed to be critically undercapitalized.

SUPPORT OF SUBSIDIARY BANKS

         Under Federal Reserve policy, Wachovia is expected to act as a source of financial strength to, and to commit resources to support, each of its subsidiary banks. This support may be required at times when, absent such Federal Reserve policy, Wachovia may not be inclined to provide it. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.

         A depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC in connection with the default of a commonly controlled FDIC-insured depository institution or any assistance provided by the FDIC to any commonly controlled FDIC-insured depository institution "in danger of default." "Default" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance. Liability for the losses of commonly-controlled depository institutions can lead to the failure of some or all depository institutions in a holding company structure, if the remaining institutions are unable to pay the liability assessed by the FDIC. Any obligation or liability owed by a subsidiary bank to its parent company is subordinate to the subsidiary bank's cross-guarantee liability for losses of commonly-controlled depository institutions.

CRA AND FAIR LENDING

         On April 19, 1995, the federal bank regulatory agencies adopted revisions to the regulations promulgated pursuant to the Community Reinvestment Act (the "CRA"), which are intended to set distinct assessment standards for financial institutions. The revised regulation contains three evaluation tests: (a) a lending test which will compare the institution's market share of loans in low- and moderate-income areas to its market share of loans in its entire service area and the percentage of a bank's outstanding loans to low and moderate-income areas or individuals, (b) a services test which will evaluate the provision of services that promote the availability of credit to low and moderate-income areas, and (c) an investment test, which will evaluate an institution's record of investments in organizations designed to foster community development, small and minority-owned businesses and affordable housing lending, including state and local government housing or revenue bonds. The regulation is designed to reduce the paperwork requirements of the current regulations and provide regulators, institutions and community groups with a more objective and predictable manner with which to evaluate the CRA performance of financial institutions. The rule became effective on January 1, 1996. All Wachovia depository institutions have received "outstanding" CRA ratings.

         Congress and various federal agencies (including, in addition to the bank regulatory agencies, the Department of Housing and Urban Development, the Federal Trade Commission and the Department of Justice) (collectively the "Federal Agencies") responsible for implementing the nation's fair lending laws have been increasingly concerned that prospective home buyers and other borrowers are experiencing discrimination in their efforts to obtain loans. In recent years, the Department of Justice has filed suit against financial institutions which it determined had discriminated, seeking fines and restitution for borrowers who allegedly suffered from discriminatory practices. Most, if not all, of these suits have been settled (some for substantial sums) without a full adjudication on the merits.

         On March 8, 1994, the Federal Agencies, in an effort to clarify what constitutes lending discrimination and to specify the factors the agencies will consider in determining if lending discrimination exists, announced a joint policy statement detailing specific discriminatory practices prohibited under the Equal Credit Opportunity Act and the Fair Housing Act. In the policy statement, three methods of proving lending discrimination were identified:
(a) overt evidence of discrimination, when a lender blatantly discriminates on a prohibited basis, (b) evidence of disparate treatment, when a lender treats applicants differently based on a prohibited factor even where there is no showing that the treatment was motivated by prejudice or a conscious intention to discriminate against a person, and (c) evidence of disparate impact, when a lender applies a practice uniformly to all applicants, but the practice has a discriminatory effect, even where such practices are neutral on their face and are applied equally, unless the practice can be justified on the basis of business necessity.

FDIC INSURANCE ASSESSMENTS

         The Subsidiary Institutions are subject to FDIC deposit insurance assessments. The FDIC applies a risk-based assessment system that will place each financial institution in one of nine risk categories with premium rates, based on capital levels and supervisory criteria. Effective in January, 1996, the highest-rated commercial banks pay the statutory annual minimum of $2,000 for FDIC insurance. Rates for all other commercial banks have been reduced by four cents per $100, leaving a premium range of 3 cents to 27 cents per $100 of deposits. The FDIC has the authority to raise or lower assessment rates on insured deposits in order to achieve certain designated reserve ratios in the deposit insurance funds and to impose special additional assessments.

FUTURE REQUIREMENTS

         Statutes and regulations are regularly proposed which contain wide-ranging proposals for altering the structures, regulations and competitive relationships of the nation's financial institutions. It cannot be predicted whether or in what form any proposed statute or regulation will be adopted or the extent to which the business of Wachovia and its subsidiaries may be affected by such statute or regulation.


                                    EXPERTS

         The consolidated financial statements of First National as of December 31, 1994 and 1993, and for each of the years in the three-year period ended December 31, 1994, incorporated by referenced herein and in the Registration Statement by reference to First National's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994, have been incorporated by reference herein in reliance upon the report of Mauldin & Jenkins, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of Mauldin & Jenkins covering the December 31, 1994 consolidated financial statements refers to (a) changes in the accounting for investment securities effective January 1, 1994 to adopt the provisions of Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities," and (b) a change in the accounting for income taxes as of January 1, 1993 to adopt the provisions of SFAS No. 109, "Accounting for Income Taxes."

         The consolidated financial statements of Wachovia incorporated by reference in Wachovia's Annual Report (Form 10-K) for the year ended December 31, 1994, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                                    OPINIONS

         The legality of the shares of Wachovia Common Stock being offered hereby is being passed upon for Wachovia by Kenneth W. McAllister, Executive Vice President and General Counsel.

         Powell, Goldstein, Frazer & Murphy, Atlanta, Georgia, counsel for First National, will opine as to certain federal income tax consequences of the Merger. See "THE MERGER -- Certain Federal Income Tax Consequences."


                                 OTHER MATTERS

         As of the date of this Proxy Statement/Prospectus, First National's Board of Directors knows of no matters that will be presented for consideration at the Special Meeting other than as described in this Proxy Statement/Prospectus. However, if any other matter shall come before the Special Meeting or any adjournments or postponements thereof and shall be voted upon, the proposed proxy will be deemed to confer authority to the individuals named as authorized therein to vote the shares represented by such proxy as to any such matters that fall within the purposes set forth in the Notice of Special Meeting as determined by a majority of the Board of Directors.


                             SHAREHOLDER PROPOSALS

         Wachovia expects to hold its next annual meeting of shareholders during April 1996. Under Commission rules, proposals of Wachovia shareholders intended to be presented at that meeting must have been received by Wachovia at its principal executive offices no later than November 8, 1995, for consideration by Wachovia for possible inclusion in such proxy materials. Proposals with respect to Wachovia's 1997 annual meeting of shareholders may be submitted until November 13, 1996.

                                   APPENDIX A



                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                              WACHOVIA CORPORATION

                                      AND

                         THE FIRST NATIONAL BANKSHARES

                                       OF

                               HENRY COUNTY, INC.



                         DATED AS OF NOVEMBER 22, 1995

                               TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
Preamble  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-7



ARTICLE 1        TRANSACTIONS AND TERMS OF MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-7
         1.1     Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-7
         1.2     Time and Place of Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-8
         1.3     Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-8
         1.4     Consolidation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-8



ARTICLE 2        TERMS OF MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-8
         2.1     Articles of Incorporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-8
         2.2     Bylaws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-8
         2.3     Directors and Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-8



ARTICLE 3        MANNER OF CONVERTING SHARES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-8
         3.1     Conversion of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-8
         3.2     Shares Held by First National or Wachovia  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-9
         3.3     Fractional Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-9
         3.4     Anti-Dilution Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-9
         3.5     Dissenting Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-10



ARTICLE 4        EXCHANGE OF SHARES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-10
         4.1     Exchange Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-10
         4.2     Rights of Former First National Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-11

                                                                                                                     Page
                                                                                                                     ----
ARTICLE 5        REPRESENTATIONS AND WARRANTIES OF FIRST NATIONAL . . . . . . . . . . . . . . . . . . . . . . . . .  A-11
         5.1     Organization, Standing, and Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-11
         5.2     Authority; No Breach By Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-11
         5.3     Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-12
         5.4     First National Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-13
         5.5     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-13
         5.6     Absence of Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-13
         5.7     Absence of Certain Changes or Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-14
         5.8     Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-14
         5.9     Allowance for Possible Loan Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-15
         5.10    Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-15
         5.11    Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-15
         5.12    Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-16
         5.13    Labor Relations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-17
         5.14    Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-17
         5.15    Material Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-18
         5.16    Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-19
         5.17    Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-19
         5.18    Statements True and Correct  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-19
         5.19    Accounting, Tax and Regulatory Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-20
         5.20    Charter Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-20



ARTICLE 6        REPRESENTATIONS AND WARRANTIES OF WACHOVIA . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-20
         6.1     Organization, Standing, and Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-20
         6.2     Authority; No Breach By Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-20
         6.3     Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-21
         6.4     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-21
         6.5     Absence of Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-22
         6.6     Absence of Certain Changes or Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-22
         6.7     Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-22
         6.8     Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-22
         6.9     Statements True and Correct  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-23
         6.10    Accounting, Tax and Regulatory Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-23



ARTICLE 7        CONDUCT OF BUSINESS PENDING CONSUMMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-23
         7.1     Affirmative Covenants of First National  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-23
         7.2     Negative Covenants of First National . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-24
         7.3     Covenants of Wachovia  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-25
         7.4     Adverse Changes in Condition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-26
         7.5     Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-26

                                                                                                                     Page
                                                                                                                     ----
ARTICLE 8        ADDITIONAL AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-26
         8.1     Registration Statement; Proxy Statement; Shareholder Approval  . . . . . . . . . . . . . . . . . .  A-26
         8.2     Listing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-27
         8.3     Applications . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-27
         8.4     Filings with State Offices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-27
         8.5     Agreement as to Efforts to Consummate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-27
         8.6     Investigation and Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-27
         8.7     Press Releases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-28
         8.8     Certain Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-28
         8.9     Accounting and Tax Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-28
         8.10    Charter Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-28
         8.11    Agreement of Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-28
         8.12    Employee Benefits and Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-29
         8.13    Conversion of Operational Systems  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-29
         8.14    Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-29



ARTICLE 9        CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE  . . . . . . . . . . . . . . . . . . . . . . . .  A-30
         9.1     Conditions to Obligations of Each Party  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-30
         9.2     Conditions to Obligations of Wachovia  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-31
         9.3     Conditions to Obligations of First National  . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-32



ARTICLE 10       TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-33
         10.1    Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-33
         10.2    Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-34
         10.3    Non-Survival of Representations and Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . .  A-34



ARTICLE 11       MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-34
         11.1    Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-34
         11.2    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-40
         11.3    Brokers and Finders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-40
         11.4    Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-41
         11.5    Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-41
         11.6    Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-41
         11.7    Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-41
         11.8    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-41
         11.9    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-42

                                                                                                                     Page
                                                                                                                     ----
         11.10   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-42
         11.11   Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-42
         11.12   Enforcement of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-42
         11.13   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-42

                                LIST OF EXHIBITS

EXHIBIT NUMBER                    DESCRIPTION
--------------                    -----------
     1.                           Plan of Consolidation (Section  1.4)

     2.                           Form of Option Agreement (Officers) (Section  3.1(c))

     3.                           Form of Option Agreement (Directors) (Section  3.1(c))

     4.                           Form of Agreement of Affiliates of First National (Section  8.11)

     5.                           Matters as to which Counsel for First National will opine (Section  9.2(d))

     6.                           Matters as to which Counsel for Wachovia will opine (Section  9.3(d))


                       "PREVIOUSLY DISCLOSED" REFERENCES

SECTION NUMBER                    DESCRIPTION
--------------                    -----------
     5.3                          Capital Stock (First National)

     5.5                          Financial Statements (First National)

     5.6                          Liabilities of First National

     5.10                         Assets (First National)

     5.11(a)                      Noncompliance with Environmental Laws

     5.11(b)(c)                   Litigation with respect to noncompliance with Environmental Laws

     5.12(a)                      Defaults of First National

     5.14                         Employee Benefit Plans (First National)

     5.15                         Material Contracts (First National)

     7.2(c)(g)                    Negative Covenants of First National

     8.11                         Agreement of Affiliates (First National)

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of November 22, 1995 by and between WACHOVIA CORPORATION ("Wachovia"), a corporation organized and existing under the laws of the State of North Carolina, with its principal office located in Winston-Salem, North Carolina and THE FIRST NATIONAL BANKSHARES OF HENRY COUNTY, INC. ("First National"), a corporation organized and existing under the laws of the State of Georgia, with its principal office located in Stockbridge, Georgia.


                                    PREAMBLE

         The Boards of Directors of First National and Wachovia are of the opinion that the transactions described herein are in the best interests of the Parties and their respective shareholders. This Agreement provides for the combination of First National with Wachovia pursuant to the Merger of First National with and into Wachovia, and the consolidation of First National's wholly-owned subsidiary, The First National Bank of Henry County ("FNB"), Wachovia Interim National Bank and Wachovia Bank of Georgia, National Association (the "Consolidation"). At the Effective Time of such Merger, the outstanding shares of the capital stock of First National shall be converted into the right to receive shares of the common stock of Wachovia at the exchange rate provided herein. The transactions described in this Agreement are subject to the approvals of the shareholders of First National and, where applicable, the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Georgia Department of Banking and Finance, the Secretary of State of the State of Georgia, the Secretary of State of the State of North Carolina and the satisfaction of certain other conditions described in this Agreement. It is the intention of the Parties to this Agreement that the Merger and the Consolidation for federal income tax purposes shall qualify as "reorganizations" within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code.

         Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

         NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants and agreements set forth herein, the parties agree as follows:


                                   ARTICLE 1
                        TRANSACTIONS AND TERMS OF MERGER

         1.1 MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time, First National shall be merged with and into Wachovia, pursuant to the provisions of, and with the effect provided in, the Georgia Business Corporation Code ("GBCC") and the North Carolina General Statutes ("NCGS"). Wachovia shall be the Surviving Corporation resulting from the Merger. The Merger shall be consummated pursuant to the terms of this Agreement, subject to the approval of the respective Boards of Directors of First National and Wachovia and, to the extent required, the shareholders of First National.

         1.2 TIME AND PLACE OF CLOSING. The Closing will take place at 10:00 a.m. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 10:00 a. m.), or at such other time as the Parties, acting through their Chief Executive Officers may mutually agree. The place of Closing shall be at the offices of Powell, Goldstein, Frazer & Murphy, Atlanta, Georgia, or such other place as may be mutually agreed upon by the Parties.

         1.3 EFFECTIVE TIME. The Merger contemplated by this Agreement shall become effective on the latest to occur of the date and time the Articles of Merger reflecting the Merger become effective with the Secretary of State of the State of Georgia and the Secretary of State of the State of North Carolina (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the chief executive officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on the last business day of the month in which occurs the last to occur of (a) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (b) the date on which the shareholders of First National approve this Agreement to the extent such approval is required by applicable Law, or such later date as may be mutually agreed upon in writing by the chief executive officers of each Party.

         1.4 CONSOLIDATION. Subject to the terms and conditions of the Plan of Consolidation attached hereto as Exhibit 1, FNB shall be consolidated with Wachovia Bank of Georgia, National Association and Wachovia Interim National Bank, pursuant to the provisions of, and with the effect provided in, the National Bank Act, as amended. Wachovia and First National shall use their best efforts to cause the transactions contemplated by the Plan of Consolidation to be effective at the Effective Time.

                                   ARTICLE 2
                                TERMS OF MERGER

         2.1 ARTICLES OF INCORPORATION. The Articles of Incorporation of Wachovia in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until otherwise amended or repealed.

         2.2 BYLAWS. The Bylaws of Wachovia in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.

         2.3 DIRECTORS AND OFFICERS. The Directors and Officers of Wachovia holding those titles immediately prior to the Effective Time shall be the Directors and Officers of the Surviving Corporation.

                                   ARTICLE 3
                          MANNER OF CONVERTING SHARES

         3.1     CONVERSION OF SHARES.  Subject to the provisions of this
Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, the shares of the Parties shall be affected as follows:

                 (a) Each share of Wachovia Capital Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding immediately after the Effective Time.

                 (b) Each share of First National Common Stock (excluding shares held by First National or FNB or by Wachovia or any of its Subsidiaries, in each case other than in a fiduciary capacity, as collateral for loans or other indebtedness or as a result of foreclosure or deed in lieu thereof) issued and outstanding at the Effective Time shall become and be converted into
0.4024 share of Wachovia Common Stock. Shares held by dissenting shareholders shall not be subject to conversion, but shall be subject to Section 3.5 of this Agreement.

                 (c) At the Effective Time, each stock option or stock warrant with respect to First National Common Stock ("First National Options" and "First National Warrants") granted by First National under any First National Stock Plans, which is outstanding at the Effective Time, whether or not exercisable, shall be converted into an option to purchase Wachovia Common Stock at an option price of $24.85 based upon a fixed exchange rate of 0.4024 pursuant to the Option Agreement (Officers) attached hereto as Exhibit 2 or pursuant to the Option Agreement (Directors) attached hereto as Exhibit 3, respectively.

                 (d) All restrictions or limitations on transfer with respect to First National Common Stock awarded under any First National Stock Plans or any other plan, program, or arrangement of any First National Company, to the extent that such restrictions or limitations shall not have already lapsed, and except as otherwise expressly provided in such plan, program or arrangement, shall remain in full force and effect with respect to shares of Wachovia Common Stock into which such restricted stock is converted pursuant to
Section 3.1 of this Agreement.

         3.2 SHARES HELD BY FIRST NATIONAL OR WACHOVIA. Each of the shares of First National Common Stock held by any First National Company or by any Wachovia Company, in each case other than in a fiduciary capacity, as collateral for loans or other indebtedness or as a result of foreclosure or deed in lieu thereof, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

         3.3 FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, each holder of shares of First National Common Stock exchanged pursuant to the Merger, or of options to purchase shares of First National Common Stock, who would otherwise have been entitled to receive a fraction of a share of Wachovia Common Stock (after taking into account all certificates delivered by such holder) shall receive in lieu thereof cash (without interest) in an amount equal to such fractional part of a share of Wachovia Common Stock multiplied by the market value of one share of Wachovia Common Stock at the Effective Time. The market value of one share of Wachovia Common Stock at the Effective Time shall be the average of the high and low sales price of such common stock on the New York Stock Exchange (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source) on the trading date immediately preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

         3.4 ANTI-DILUTION PROVISIONS. In the event First National changes the number of shares of First National Common Stock issued and outstanding prior to the Effective Time as the result of a stock split, stock dividend, or similar recapitalization with respect to such stock, the Exchange Ratio shall be proportionately adjusted. In the event Wachovia changes the number of shares of Wachovia Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

         3.5 DISSENTING SHAREHOLDERS. To the extent provided by Georgia Law, any holder of shares of First National Common Stock who perfects such holder's dissenters' rights of appraisal in accordance with and as contemplated by Section 14-2-1106 of the GBCC shall be entitled to receive the value of such shares in cash as determined pursuant to such provisions of Law; provided, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of the GBCC and surrendered to First National the certificate or certificates representing the shares for which payment is being made. In the event that after the Effective Time a dissenting shareholder of First National fails to perfect, or effectively withdraws or loses, such holder's right to appraisal and of payment for such holder's shares, Wachovia shall issue and deliver the consideration to which such holder of shares of First National Common Stock is entitled under this Article 3 (without interest) upon surrender by such holder of the certificate or certificates representing shares of First National Common Stock held by such holder.

                                   ARTICLE 4
                               EXCHANGE OF SHARES

         4.1 EXCHANGE PROCEDURES. Unless the Parties otherwise agree, promptly after the Effective Time, Wachovia and First National shall cause the exchange agent selected by Wachovia (the "Exchange Agent") to mail to the former shareholders of First National appropriate transmittal materials which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of First National Common Stock shall pass, only upon proper delivery of such certificates to Wachovia. After the Effective Time, each holder of shares of First National Common Stock (other than shares to be canceled pursuant to Section 3.2 of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to Wachovia and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in
Section 3.1 of this Agreement, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to
Section 4.2 of this Agreement. To the extent required by Section 3.3 of this Agreement, each holder of shares of First National Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of Wachovia Common Stock to which such holder may be otherwise entitled (without interest). Wachovia shall not be obligated to deliver the consideration to which any former holder of First National Common Stock is entitled as a result of the Merger until such holder surrenders his certificate or certificates representing the shares of First National Common Stock for exchange as provided in this Section 4.1. The certificate or certificates of First National Common Stock so surrendered shall be duly endorsed as Wachovia may require. Any other provision of this Agreement notwithstanding, Wachovia shall not be liable to a holder of First National Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

         4.2 RIGHTS OF FORMER FIRST NATIONAL SHAREHOLDERS. At the Effective Time, the stock transfer books of First National shall be closed as to holders of First National Common Stock immediately prior to the Effective Time and no transfer of First National Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of First National Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.3 of this Agreement in exchange therefor. To the extent permitted by Law, former shareholders of record of First National shall be entitled to vote after the Effective Time at any meeting of Wachovia shareholders the number of whole shares of Wachovia Common Stock into which their respective shares of First National Common Stock are converted, regardless of whether such holders have exchanged their certificates representing First National Common Stock for certificates representing Wachovia Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by Wachovia on the Wachovia Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, but Wachovia, in its sole discretion, may elect not to deliver any dividend or other distribution payable to any holder of record of Wachovia Common Stock as of any time subsequent to the Effective Time to the holder of any certificate representing shares of First National Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 4.1 of this Agreement. However, upon surrender of such First National Common Stock certificate, both the Wachovia Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate.


                                   ARTICLE 5
                REPRESENTATIONS AND WARRANTIES OF FIRST NATIONAL

         First National hereby represents and warrants to Wachovia as follows:

         5.1 ORGANIZATION, STANDING, AND POWER. First National is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Georgia, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. First National is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National.

         5.2     AUTHORITY; NO BREACH BY AGREEMENT.

                 (a) First National has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of First National, subject to the approval of this Agreement by the holders of a majority of the outstanding First National Common Stock in accordance with First National's Articles of Incorporation and Bylaws. Subject to such requisite shareholder approval, this Agreement represents a legal, valid and binding obligation of First National, enforceable against First National in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                 (b) Neither the execution and delivery of this Agreement by First National, nor the consummation by First National of the transactions contemplated hereby, nor compliance by First National with any of the provisions hereof will (i) conflict with or result in a breach of any provision of First National's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any First National Company under, any Contract or Permit of any First National Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National, or (iii) subject to receipt of the requisite approvals referred to in Section
9.1 (b) of this Agreement, violate any Law or Order applicable to any First National Company or any of their respective Assets.

                 (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NYSE, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National, no notice to, filing with, or Consent of any public body or authority is necessary for the consummation by First National of the Merger, the Consolidation and the other transactions contemplated in this Agreement.

         5.3     CAPITAL STOCK.

                 (a) The authorized capital stock of First National consists of 10,000,000 shares of First National Common Stock, of which 517,413 shares are issued and outstanding as of the date of this Agreement, and not more than 543,913 shares of First National Common Stock will be issued and outstanding at the Effective Time, the additional 26,500 shares being subject to First National Warrant(s) outstanding as of the date of this Agreement. All of the issued and outstanding shares of capital stock of First National are duly and validly issued and outstanding and are fully paid and nonassessable under the GBCC. None of the outstanding shares of capital stock of First National has been issued in violation of any preemptive rights of the current or past shareholders of First National.

                 (b) Except as set forth in Section 5.3(a) of this Agreement, or as Previously Disclosed, there are no shares of capital stock or other equity securities of First National outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of First National or contracts, commitments, understandings, or arrangements by which First

National is or may be bound to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock.

         5.4 FIRST NATIONAL SUBSIDIARIES. FNB is the only subsidiary of First National as of the date of this Agreement and will be the only subsidiary of First National at the Effective Time. First National owns all of the issued and outstanding shares of capital stock of FNB. No equity securities of FNB are or may become required to be issued (other than to First National) by reason of any options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of FNB, and there are no Contracts by which FNB is bound to issue (other than to First National) additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock or by which any First National Company is or may be bound to transfer any shares of the capital stock of FNB (other than to First National). There are no Contracts relating to the rights of any First National Company to vote or to dispose of any shares of the capital stock of FNB. All of the shares of capital stock of FNB held by First National are fully paid and (except pursuant to 12 USC Section 55) nonassessable under the applicable corporation Law of the jurisdiction in which FNB is organized and are owned by First National free and clear of any Lien. FNB is a bank that is duly organized and validly existing under the Laws of the jurisdiction in which it is organized. FNB has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted, and FNB is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National. FNB is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder.

         5.5 FINANCIAL STATEMENTS. First National has Previously Disclosed, and delivered to Wachovia prior to the execution of this Agreement copies of all First National Financial Statements for periods ended prior to the date hereof and will deliver to Wachovia copies of all First National Financial Statements prepared subsequent to the date hereof. The First National Financial Statements (as of the dates thereof and for the periods covered thereby) (a) are or, if dated after the date of this Agreement, will be in accordance with the books and records of the First National Companies, which are or will be, as the case may be, complete and correct and which have been or will have been, as the case may be, maintained in accordance with good business practices, and (b) present or will present, as the case may be, fairly the consolidated financial position of the First National Companies as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows of the First National Companies for the periods indicated, in accordance with GAAP (subject to any exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material), and (c) will have been prepared in accordance with the requirements of any regulatory agency having jurisdiction and will not be subject to any dispute, contest or other obligation by any applicable regulatory or administrative agency.

         5.6 ABSENCE OF UNDISCLOSED LIABILITIES. Except as Previously Disclosed, no First National Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National except Liabilities which are accrued or reserved against in the consolidated balance sheets of First National as of December 31, 1994 and June 30, 1995, included in the First National Financial Statements or reflected in the notes thereto. No First National Company has incurred or paid any Liability since June 30, 1995 except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National.

         5.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since June 30, 1995, except as disclosed in SEC Documents filed by First National prior to the date of this Agreement, (a) there have been no events, changes or occurrences which have had, or are reasonably like to have, individually or in the aggregate, a Material Adverse Effect on First National, and (b) the First National Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of First National provided in Article 7 of this Agreement.

         5.8     TAX MATTERS.

                 (a) All Tax Returns required to be filed by or on behalf of any of the First National Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1994 and on or before the date of most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on First National and all returns filed are complete and accurate to the Knowledge of First National. All Taxes shown on filed returns and all deposits of Taxes required for Tax Returns not yet due have been paid. As of the date of this Agreement, there is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on First National, except as reserved against in the First National Financial Statements delivered prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

                 (b) None of the First National Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect, and no unpaid tax deficiency has been asserted in writing against or with respect to any First National Company, which deficiency is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National.

                 (c) Adequate provision for any Taxes due or to become due for any of the First National Companies for the period or periods through and including the date of the respective First National Financial Statements has been made and is reflected on such First National Financial Statements.

                 (d) Deferred Taxes of the First National Companies have been provided for in accordance with GAAP.

                 (e) Each of the First National Companies is in compliance with, and its records contain all information and documents (including, without limitation, properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National.

                 (f) Effective January 1, 1993, First National adopted Financial Accounting Standards Board Statement 109, "Accounting for Income Taxes."

         5.9 ALLOWANCE FOR POSSIBLE LOAN LOSSES. The allowance for possible loan or credit losses (the "Allowance") shown on the consolidated balance sheets of First National included in the most recent First National Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of First National included in the First National Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the First National Companies and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the First National Companies as of the dates thereof except where the failure of such Allowance to be so adequate is not reasonably likely to have a Material Adverse Effect on First National.

         5.10 ASSETS. Except as Previously Disclosed or as disclosed or reserved against in the First National Financial Statements, the First National Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. All material tangible properties used in the businesses of the First National Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with First National's past practices. All Assets which are material to First National's business on a consolidated basis, held under leases or subleases by any of the First National Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The policies of fire, theft, liability, and other insurance maintained with respect to the Assets or businesses of the First National Companies provide adequate coverage under current industry practices against loss or Liability, and the fidelity and blanket bonds in effect as to which any of the First National Companies is a named insured are reasonably sufficient. The Assets of the First National Companies include all assets required to operate the business of the First National Companies as presently conducted.

         5.11    ENVIRONMENTAL MATTERS.

                 (a) First National and each First National Company, its Participation Facilities and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for violations which are known to First National and Previously Disclosed.

                 (b) There is no Litigation pending or, to the Knowledge of First National, threatened before any court, governmental agency or authority or other forum in which any First National Company or any of its Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at, on, under or involving a site owned, leased or operated by any First National Company or any of its Participation Facilities, except for such Litigation which is Previously Disclosed.

                 (c) There is no Litigation pending or, to the Knowledge of First National, threatened before any court, governmental agency or board or other forum in which any of its Loan Properties (or any First National Company in respect of such Loan Property) has been or, with respect to threatened Litigation, may be named as a defendant or Potentially Responsible Party, as that term is defined in the Comprehensive Environmental Response Compensation and Liability Act, (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at, on, under or involving a Loan Property, except as Previously Disclosed.

                 (d) To the Knowledge of First National, there is no reasonable basis for any Litigation of a type described in subsections (b) or
(c).

                 (e) During the period of (i) any First National Company's ownership or operation of any of their respective current properties, (ii) any First National Company's participation in the management of any Participation Facility, or (iii) any First National Company's holding of a security interest in a Loan Property, there have been no releases of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility, or Loan Property. To the Knowledge of First National, prior to the period of (i) any First National Company's ownership or operation of any of their respective current properties, (ii) any First National Company's participation in the management of any Participation Facility, or (iii) any First National Company's holding of a security interest in a Loan Property, there were no releases of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility or Loan Property.

         5.12 COMPLIANCE WITH LAWS. First National is duly registered as a bank holding company under the BHC Act. Each First National Company has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National, and there has occurred no Default under any such Permit, other than Defaults which are Previously Disclosed. No First National Company:

                 (a) is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National; and

                 (b) has received any notification, communication, or advice from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any First National Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National, or (iii) requiring any First National Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.



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


         5.13 LABOR RELATIONS. No First National Company is the subject of any Litigation asserting that it or any other First National Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other First National Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any First National Company, pending or threatened, or to its Knowledge, is there any activity involving any First National Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity, nor is there any collective bargaining agreement in effect.

         5.14    EMPLOYEE BENEFIT PLANS.

                 (a) First National has Previously Disclosed, and delivered or made available to Wachovia prior to the execution of this Agreement copies in each case of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plans, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any First National Company or Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "First National Benefit Plans"). Any of the First National Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "First National Pension Plan." No First National Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

                 (b) All First National Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National. No First National Company nor, to the Knowledge of First National, any other party has engaged in a transaction with respect to any First National Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof would subject any First National Company to a tax or penalty imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National.

                 (c) Except as Previously Disclosed, neither First National nor any entity which is considered one employer with First National under Section 414 of the Internal Revenue Code (an "ERISA Affiliate of First National") maintains or has ever maintained a First National Pension Plan.

                 (d) No First National Company has any obligations for retiree health and life benefits under any of the First National Benefit Plans and there are no restrictions on the rights of such First National Company to amend or terminate any such Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a Material Adverse Effect on First National.

                 (e) Except as Previously Disclosed, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of any First National Company from any First National Company under any First National Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any First National Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

                 (f) The actuarial present values of all accrued deferred compensation entitlements (including, without limitation, entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any First National Company and their respective beneficiaries have been fully reflected on the First National Financial Statements to the extent required by and in accordance with GAAP.

                 (g) First National and each ERISA Affiliate of First National has complied with the continuation of coverage requirements of Section 1001 of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and ERISA Sections 601 through 608.

                 (h) Except as Previously Disclosed, neither First National nor any ERISA Affiliate of First National is obligated, contingently or otherwise, under any agreement to pay any amount which would be treated as a "parachute payment," as defined in Section 280G(b) of the Internal Revenue Code (determined without regard to Section 280G(b)(2)(A)(ii) of the Internal Revenue
Code).

                 (i) Other than routine claims for benefits, there are no actions, audits, investigations, suits or claims pending, or threatened against any First National Benefit Plan, any trust or other funding agency created thereunder, or against any fiduciary of any First National Benefit Plan or against the assets of any First National Benefit Plan.

         5.15 MATERIAL CONTRACTS. Except as Previously Disclosed or otherwise reflected in the First National Financial Statements, none of the First National Companies, nor any of their respective Assets, businesses or operations, is a party to, or is bound or affected by, or receives benefits under, (a) any employment, severance, termination, consulting or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $10,000, excluding "at will" employment arrangements, (b) any Contract relating to the borrowing of money by any First National Company or the guarantee by any First National Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), copies of which have been furnished to Wachovia, (c) any Contracts between or among First National Companies, and (d) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by First National with the SEC as of the date of this Agreement that has not been filed as an exhibit to First National's Form 10-K filed for the fiscal year ended December 31, 1994, or in an SEC Document and identified to Wachovia (together with all Contracts referred to in Section 5.14(a) of this Agreement, the "First National Contracts"). None of the First National Companies is in Default under any First National Contract, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National. All of the indebtedness of any First National Company for money borrowed is prepayable at any time by such First National Company without penalty or premium.

         5.16 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of First National, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any First National Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any First National Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National.

         5.17 REPORTS. Since December 31, 1994, each First National Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (a) the SEC, including, but not limited to, Forms 10-KSB, Forms 10-QSB and Forms 8-K, (b) other Regulatory Authorities, and (c) any applicable state securities or banking authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First National). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document to First National's Knowledge did not, in any material respect, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         5.18 STATEMENTS TRUE AND CORRECT. No statement, certificate, instrument or other writing furnished or to be furnished by any First National Company or any Affiliate thereof to Wachovia pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any First National Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by Wachovia with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any First National Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to First National's shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by a First National Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of First National, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that any First National Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

         5.19 ACCOUNTING, TAX AND REGULATORY MATTERS. No First National Company or any Affiliate thereof has taken any action or has any Knowledge of any fact or circumstance that is reasonably likely to (a) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (b) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the second sentence of such Section. To the Knowledge of First National, there exists no fact, circumstance, or reason why the requisite Consents referred to in Section 9.1(b) of this Agreement cannot be received in a timely manner without the imposition of any condition of the type described in the second sentence of such Section 9.1(b).

         5.20 CHARTER PROVISIONS. Each First National Company has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any First National Company or restrict or impair the ability of Wachovia to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any First National Company that may be acquired or controlled by it.


                                   ARTICLE 6
                   REPRESENTATIONS AND WARRANTIES OF WACHOVIA

         Wachovia hereby represents and warrants to First National as follows:

         6.1 ORGANIZATION, STANDING, AND POWER. Wachovia is a corporation duly organized, validly existing, and in good standing under the Laws of the State of North Carolina, and is duly registered as a bank holding company under the BHC Act. Wachovia has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. Wachovia is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Wachovia.

         6.2     AUTHORITY; NO BREACH BY AGREEMENT.

                 (a) Wachovia has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Wachovia. This Agreement represents a legal, valid and binding obligation of Wachovia, enforceable against Wachovia in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).



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


                 (b) Neither the execution and delivery of this Agreement by Wachovia, nor the consummation by Wachovia of the transactions contemplated hereby, nor compliance by Wachovia with any of the provisions hereof will (i) conflict with or result in a breach of any provision of Wachovia's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Wachovia Company under, any Contract or Permit of any Wachovia Company, where such Default or Lien, or any failure to obtain such Consent, will have, individually or in the aggregate, a Material Adverse Effect on Wachovia, or (iii) subject to receipt of the requisite approvals referred to in
Section 9.1(b) of this Agreement, violate any Law or Order applicable to any Wachovia Company or any of their respective Assets.

                 (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NYSE, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings or notifications which, if not obtained or made, will not have, individually or in the aggregate, a Material Adverse Effect on Wachovia, no notice to, filing with, or Consent of any public body or authority is necessary for the consummation by Wachovia of the Merger and the other transactions contemplated in this Agreement.

         6.3 CAPITAL STOCK. The authorized capital stock of Wachovia consists of (i) 500,000,000 shares of Wachovia Common Stock of which 170,325,647 shares issued and outstanding as of September 30, 1995 and (ii) 50,000,000 shares of Wachovia preferred stock, $5 par value per share, none of which is issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of Wachovia Capital Stock are, and all of the shares of Wachovia Common Stock to be issued in exchange for shares of First National Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the NCGS. None of the outstanding shares of Wachovia Capital Stock has been, and none of the shares of Wachovia Common Stock to be issued in exchange for shares of First National Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of Wachovia.

         6.4 FINANCIAL STATEMENTS. Wachovia has Previously Disclosed and delivered to First National prior to the execution of this Agreement copies of all Wachovia Financial Statements for periods ended prior to the date hereof and will deliver to First National copies of all Wachovia Financial Statements prepared subsequent to the date hereof. The Wachovia Financial Statements (as of the dates thereof and for the periods covered thereby) (a) are or, if dated after the date of this Agreement, will be in accordance with the books and records of the Wachovia Companies, which are or will be, as the case may be, complete and correct and which have been or will have been, as the case may be, maintained in accordance with good business practices, and (b) present or will present, as the case may be, fairly the consolidated financial position of the Wachovia Companies as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows of the Wachovia Companies for the periods indicated, in accordance with GAAP (subject to exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material).

         6.5     ABSENCE OF UNDISCLOSED LIABILITIES.   No Wachovia Company has
any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Wachovia, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Wachovia as of December 31, 1994 and June 30, 1995 included in the Wachovia Financial Statements or reflected in the notes thereto. No Wachovia Company has incurred or paid any Liability since June 30, 1995 except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which will not have, individually or in the aggregate, a Material Adverse Effect on Wachovia.

         6.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since June 30, 1995, except as disclosed in SEC Documents filed by Wachovia prior to the date of this Agreement, (a) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Wachovia, and (b) the Wachovia Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Wachovia provided in Article Seven of this Agreement.

         6.7 COMPLIANCE WITH LAWS. Wachovia is duly registered as a bank holding company under the BHC Act. Each Wachovia Company has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Wachovia, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Wachovia. No Wachovia Company:

                 (a) is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Wachovia; and

                 (b) has received any notification or communication, or advice from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Wachovia Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Wachovia, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Wachovia, or (iii) requiring any Wachovia Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

         6.8 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of Wachovia, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any Wachovia Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Wachovia, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Wachovia Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Wachovia.

         6.9 STATEMENTS TRUE AND CORRECT. No statement, certificate, instrument or other writing furnished or to be furnished by any Wachovia Company or any Affiliate thereof to First National pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any Wachovia Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by Wachovia with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any Wachovia Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to First National's shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by any Wachovia Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of First National, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that any Wachovia Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

         6.10 ACCOUNTING, TAX AND REGULATORY MATTERS. No Wachovia Company or any Affiliate thereof has taken any action or has any Knowledge of any fact or circumstance that is reasonably likely to (a) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (b) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement. To the Knowledge of Wachovia, there exists no fact, circumstance, or reason why the requisite Consents referred to in Section 9.1(b) of this Agreement cannot be received in a timely manner without the imposition of any condition or restriction of the type described in the second sentence of such Section 9.1(b).


                                   ARTICLE 7
                    CONDUCT OF BUSINESS PENDING CONSUMMATION

         7.1 AFFIRMATIVE COVENANTS OF FIRST NATIONAL. Unless the prior written consent of Wachovia shall have been obtained, and except as otherwise contemplated herein, First National shall, and shall cause FNB: (a) to operate its business in the usual, regular and ordinary course; (b) to preserve intact its business organization and Assets and maintain its rights and franchises;
(c) to use its reasonable efforts to cause its representations and warranties to be correct at all times; and (d) to take no action which would



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


(i) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) of this Agreement or (ii) adversely affect in any material respect the ability of either Party to perform its covenants and agreements under this Agreement.

         7.2 NEGATIVE COVENANTS OF FIRST NATIONAL. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, First National covenants and agrees that it will not do or agree or commit to do, or permit FNB to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer of Wachovia, which consent shall not be unreasonably withheld:

                 (a) amend the Articles of Incorporation, Bylaws or other governing instruments of any First National Company, or

                 (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a First National Company to another First National Company) in excess of an aggregate of $100,000 (for the First National Companies on a consolidated basis) except in the ordinary course of the business of First National Companies consistent with past practices (which shall include, for FNB, creation of deposit liabilities, purchases of federal funds, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any share of stock held by any First National Company of any Lien or permit any such Lien to exist; or

                 (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any First National Company, or declare or pay any dividend or make any other distribution in respect of First National's capital stock; provided that First National may (to the extent legally and contractually permitted to do so, but shall not be obligated to) declare and pay a cash dividend of $0.145 per share of First National Common Stock issued and outstanding on May 9, 1996 if the Closing Date occurs on or after May 9, 1996, the record date for Wachovia's regular quarterly cash dividend payable during the second quarter of 1996; provided further that nothing contained herein shall obligate Wachovia to declare a second quarter dividend; and provided further that if Wachovia does declare a second quarter dividend, the intent of the Parties is that the First National shareholders will receive a second quarter dividend either from First National or from Wachovia, but not from both; or

                 (d) issue, sell, pledge, encumber, authorize the issuance of or enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of or otherwise permit to become outstanding, any additional shares of First National Common Stock or any other capital stock of any First National Company, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; or

                 (e) adjust, split, combine or reclassify any capital stock of any First National Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of First National Capital Stock or sell, lease, mortgage or otherwise dispose of or otherwise encumber (i) any shares of capital stock of FNB (unless any such shares of stock are sold or otherwise transferred to First National) or (ii) any Asset having a book value in excess of $100,000 other than in the ordinary course of business for reasonable and adequate consideration; or

                 (f) acquire direct or indirect control over any Person, other than in connection with (i) internal reorganizations or consolidations involving FNB, (ii) foreclosures in the ordinary course of business, or (iii) acquisitions of control by FNB in its fiduciary capacity; or

                 (g) grant any increase in compensation or benefits to the employees or officers of any First National Company (including such discretionary increases as may be contemplated by existing employment agreements), except in accordance with past practice Previously Disclosed or as required by Law; pay any bonus except in accordance with past practice Previously Disclosed or the provisions of any applicable program or plan adopted by its Board of Directors prior to the date of this Agreement; enter into or amend any severance agreements with officers of any First National Company; grant any increase in fees or other increases in compensation or other benefits to directors of any First National Company except in accordance with past practice Previously Disclosed; or

                 (h) enter into or amend any employment Contract between any First National Company and any Person (unless such amendment is required by Law) that the First National Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

                 (i) adopt any new employee benefit plan of any First National Company or make any material change in or to any existing employee benefit plans of any First National Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

                 (j) make any significant change in any accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax laws or regulatory accounting requirements or GAAP; or

                 (k) commence any Litigation other than in accordance with past practice, settle any Litigation involving any Liability of any First National Company for money damages or restrictions upon the operations of any First National Company; or

                 (l) except in the ordinary course of business, modify, amend or terminate any material Contract or waive, release, compromise or assign any material rights or claims.

         7.3 COVENANTS OF WACHOVIA. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, Wachovia covenants and agrees that it shall continue to conduct its business and the business of its Subsidiaries in a manner designed in its reasonable judgment, to enhance the long-term value of the Wachovia Common Stock and the business prospects of the Wachovia Companies and to the extent consistent therewith use all reasonable efforts to preserve intact the Wachovia Companies' core businesses and goodwill with their respective employees and the communities they serve, retaining the right to sell core businesses which Wachovia deems in its sole discretion to be in the best interests of its shareholders.

         7.4 ADVERSE CHANGES IN CONDITION. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (a) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (b) is reasonably likely to cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

         7.5 REPORTS. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time, and each Party and the First National Subsidiaries shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.


                                   ARTICLE 8
                             ADDITIONAL AGREEMENTS

         8.1 REGISTRATION STATEMENT; PROXY STATEMENT; SHAREHOLDER APPROVAL. Wachovia shall file the Registration Statement with the SEC as soon as reasonably practicable and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of Wachovia Common Stock upon consummation of the Merger. First National shall furnish all information concerning it and the holders of its capital stock as Wachovia may reasonably request in connection with such action. First National shall call a Shareholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and such other related matters as it deems appropriate. In connection with the Shareholders' Meeting, (a) Wachovia and First National shall prepare and file with the SEC a Proxy Statement (which shall be included in the Registration Statement) and shall mail it to First National's shareholders, (b) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Proxy Statement, (c) the Board of Directors of First National shall recommend (subject to compliance with their fiduciary duties as advised by counsel) to its shareholders the approval of this Agreement, (d) the Board of Directors and officers of First National shall use their reasonable efforts to obtain such shareholders' approval (subject to compliance with their fiduciary duties as advised by counsel), and (e) the members of the Board of Directors of First National shall vote all of their shares of First National Common Stock in favor of approval of this Agreement.

         8.2 LISTING. Wachovia shall use its best efforts to list, prior to the Effective Time, on the NYSE the shares of Wachovia Common Stock to be issued to the holders of First National Common Stock pursuant to the Merger.

         8.3 APPLICATIONS. Wachovia shall promptly prepare and file as soon as reasonably practicable, but in no case later than February 15, 1996, and First National shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities (excluding the SEC and the NYSE) having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement.

         8.4 FILINGS WITH STATE OFFICES. Upon the terms and subject to the conditions of this Agreement, Wachovia shall execute and file the North Carolina Articles of Merger with the Secretary of State of the State of North Carolina in connection with the Closing and First National shall execute and file the Georgia Articles of Merger with the Secretary of State of the State of Georgia in connection with the Closing.

         8.5 AGREEMENT AS TO EFFORTS TO CONSUMMATE. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws, as promptly as practicable so as to permit consummation of the Merger at the earliest possible date and to otherwise enable consummation of the transactions contemplated hereby and shall cooperate fully with the other Party hereto to that end (it being understood that any amendments to the Registration Statement filed by Wachovia in connection with the Wachovia Common Stock to be issued in the Merger or a resolicitation of proxies as a consequence of an acquisition agreement by Wachovia or any of its Subsidiaries shall not violate this covenant), including, without limitation, using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9 of this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

         8.6     INVESTIGATION AND CONFIDENTIALITY.

                 (a) Prior to the Effective Time, each Party will keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

                 (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return all documents and copies thereof and all work papers containing confidential information received from the other Party, except for one copy of any materials prepared by that Party or any attorney for or other representative of that Party based upon such confidential information.

                 (c) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a Material Adverse Effect on the other Party.

         8.7 PRESS RELEASES. Prior to the Effective Time, First National and Wachovia shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, however, that nothing in this Section 8.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

         8.8 CERTAIN ACTIONS. Except with respect to this Agreement and the transactions contemplated hereby, no First National Company nor any Affiliate thereof nor any investment banker, attorney, accountant or other representative (collectively, "Representatives") retained by any First National Company shall directly or indirectly solicit any Acquisition Proposal by any Person. Except to the extent necessary to comply with the fiduciary duties of First National's Board of Directors as advised by counsel, no First National Company or any Affiliate or Representative thereof shall furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but First National may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations as advised by counsel. First National shall promptly notify Wachovia orally and in writing in the event that it receives any inquiry or proposal relating to any such transaction. First National shall (a) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (b) direct and use its reasonable efforts to cause all of its Representatives not to engage in any of the foregoing.

         8.9 ACCOUNTING AND TAX TREATMENT. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for treatment as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

         8.10 CHARTER PROVISIONS. Each First National Company shall take all necessary actions to ensure that the entering into this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any person under the Articles of Incorporation, Bylaws or other governing instruments of any First National Company or restrict or impair the ability of Wachovia to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any First National Company that may be acquired or controlled by it.

         8.11 AGREEMENT OF AFFILIATES. First National has Previously Disclosed all Persons whom it reasonably believes is an "affiliate" of First National for purposes of Rule 145 under the 1933 Act. First National shall use its reasonable efforts to cause each such Person to deliver to Wachovia not later than thirty (30) days after the date of this Agreement, a written agreement, substantially in the form of Exhibit 4, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of First National Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of Wachovia Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder. Wachovia shall be entitled to place restrictive legends upon certificates for shares of Wachovia Common Stock issued to affiliates of First National pursuant to this Agreement to enforce the provisions of this Section 8.11. Wachovia shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of Wachovia Common Stock by such affiliates.

         8.12 EMPLOYEE BENEFITS AND CONTRACTS. Following the Effective Time, Wachovia shall provide generally to officers and employees of the First National Companies who continue employment with the First National Companies following the Effective Time employee benefits under employee benefit plans (including the Retirement Income Plan and the Retirement Savings and Profit-Sharing Plan but excluding any stock option or other plan involving the potential issuance of Wachovia Common Stock), on terms and conditions which when taken as a whole are substantially similar to those currently provided by the Wachovia Companies to their similarly situated officers and employees. For purposes of participation and vesting under such employee benefit plans, the service of the employees of the First National Companies prior to the Effective Time shall be treated as service with a Wachovia Company participating in such employee benefit plans, provided that, with respect to any employee benefit plan where the benefits are funded through insurance, the granting of such service shall be subject to the consent of the appropriate insurer and may be conditioned upon an employee's participation in a First National Benefit Plan of the same type immediately prior to the Effective Time. Wachovia also shall honor in accordance with their terms all employment, severance, consulting and other compensation Contracts Previously Disclosed to Wachovia between any First National Company and any current or former director, officer, or employee thereof and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the First National Benefit Plans.

         8.13 CONVERSION OF OPERATIONAL SYSTEMS. The Parties agree to use their to use their reasonable efforts to implement the conversion of First National's operational systems into the operational systems being used currently by Wachovia Bank of Georgia, National Association.

         8.14    INDEMNIFICATION.

                 (a) For a period of six years after the Effective Time, Wachovia shall indemnify, defend and hold harmless the present and former directors, officers, employees and agents of the First National Companies (each, an "Indemnified Party") against all Liabilities arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the full extent permitted under Section 14-2-850 through Section 14-2-859 of the GBCC and which are not excluded under First National's directors and officers liability policy as in effect as of the date hereof. Without limiting the foregoing, in any case in which approval by Wachovia is required to effectuate any indemnification, Wachovia shall determine whether such approval will be granted based upon the statutory requirements for approval set forth in Section 14-2-851 of the GBCC.

                 (b) Any Indemnified Party wishing to claim indemnification under paragraph (a), upon learning of any such Liability or Litigation, shall notify Wachovia of such Liability or Litigation within ten
(10) days of receipt of notice thereof or in such lesser time as may be required to permit the filing of any required responsive pleading within the applicable time limits. In the event of any such Litigation (whether arising before or after the Effective
Time), (i) Wachovia shall have the right but not the obligation to assume the defense thereof and Wachovia shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Wachovia elects not to assume such defense or counsel for the Indemnified Parties advises that there are substantive issues which raise conflicts of interest between Wachovia and the Indemnified Parties and Wachovia concurs as to the existence of such conflicts of interest, the Indemnified Parties may retain counsel satisfactory to them and such counsel in consultation with Wachovia counsel shall have responsibility for the defense of such Liability or Litigation, and Wachovia shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that Wachovia shall be obligated pursuant to this paragraph (c) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, (but Wachovia will have the right to attempt to consolidate actions in multiple jurisdictions and to effect such changes in venue and jurisdiction where appropriate), (ii) the Indemnified Parties will cooperate in the defense of any such Litigation, and (iii) Wachovia shall not be liable for any settlement effected without its prior written consent; and provided further that Wachovia shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.


                                   ARTICLE 9
               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

         9.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section
11.6 of this Agreement:

                 (a) SHAREHOLDER APPROVAL. The shareholders of First National shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law, or by the provisions of any governing instruments.

                 (b)      REGULATORY APPROVALS.   All Consents of, filings and
         registrations with, and notifications to all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including, without limitation, requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Merger.

                 (c) CONSENTS AND APPROVALS. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party.

                 (d) LEGAL PROCEEDINGS. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

                 (e) REGISTRATION STATEMENT. The Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of Wachovia Common Stock issuable pursuant to the Merger shall have been received.

                 (f) TAX MATTERS. First National and Wachovia shall have received a written opinion of counsel from Powell, Goldstein, Frazer & Murphy, in form reasonably satisfactory to it (the "Tax Opinion"), to the effect that for federal income tax purposes (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) the exchange in the Merger of First National Common Stock for Wachovia Common Stock will not give rise to gain or loss to the shareholders of First National with respect to such exchange (except to the extent of any cash received), and (iii) neither First National nor Wachovia will recognize gain or loss as a consequence of the Merger (except for income and deferred gain recognized pursuant to Treasury regulations issued under Section 1502 of the Internal Revenue Code). In rendering such Tax Opinion, counsel shall be entitled to rely upon representations of officers of First National and Wachovia reasonably satisfactory in form and substance to such counsel.

                 (g) AGREEMENT REGARDING STOCK OPTIONS AND STOCK WARRANTS. Wachovia and each of the holders of the First National Stock Options and the First National Stock Warrants shall have executed an Officer's Option Agreement or a Director's Option Agreement, as applicable.

         9.2 CONDITIONS TO OBLIGATIONS OF WACHOVIA. The obligations of Wachovia to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Wachovia pursuant to Section 11.6(a) of this Agreement:

                 (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of First National set forth or referred to in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date), except (i) as expressly contemplated by this Agreement, or (ii) for representations and warranties (other than the representations and warranties set forth in Section 5.3 of this Agreement, which shall be true in all material respects) the inaccuracies of which relate to matters that are not reasonably like to have, individually or in the aggregate, a Material Adverse Effect on First National.

                 (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of First National to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                 (c) CERTIFICATES. First National shall have delivered to Wachovia (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer, to the effect that the conditions of its obligations set forth in Section 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by First National's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Wachovia and its counsel shall request.

                 (d) OPINION OF COUNSEL. First National shall have delivered to Wachovia an opinion of Powell, Goldstein, Frazer & Murphy, counsel to First National, dated as of the Closing Date, in substantially the form of Exhibit 5 hereto.

                 (e) ACCOUNTANT'S LETTERS. Wachovia shall have received from Mauldin & Jenkins letters dated not more than five (5) days prior to (i) the date of the Proxy Statement and (ii) the Effective Time, with respect to certain financial information regarding First National, in form and substance reasonably satisfactory to Wachovia, which letters shall be based upon customary specified procedures undertaken by such firm.

                 (f) AFFILIATES AGREEMENTS. Wachovia shall have received from each affiliate of First National the affiliates letter referred to in Section 8.11 hereof.

         9.3 CONDITIONS TO OBLIGATIONS OF FIRST NATIONAL. The obligations of First National to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by First National pursuant to Section 11.6(b) of this Agreement:

                 (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Wachovia set forth or referred to in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date), except (i) as expressly contemplated by this Agreement, or (ii) for representations and warranties (other than the representations and warranties set forth in Section 6.3 of this Agreement, which shall be true in all material respects) the inaccuracies of which relate to matters that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Wachovia.

                 (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of Wachovia to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                 (c) CERTIFICATES. Wachovia shall have delivered to First National (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer, to the effect that the conditions of its obligations set forth in Section 9.3(a) and 9.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Wachovia's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as First National and its counsel shall request.

                 (d) OPINION OF COUNSEL. Wachovia shall have delivered to First National an opinion of its legal counsel dated as of the Closing Date, in substantially the form of Exhibit 6 hereto.

                 (e) LISTING. The shares of Wachovia Common stock issuable pursuant to the Merger shall have been approved for listing on the NYSE.


                                   ARTICLE 10
                                  TERMINATION

         10.1 TERMINATION. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of First National, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

                 (a) By mutual consent of the Board of Directors of Wachovia and the Board of Directors of First National; or

                 (b) By the Board of Directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement) in the event of a breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach and which breach would provide the non-breaching party the ability to refuse to consummate the Merger under the standard set forth in Section 9.2(a) of this Agreement in the case of Wachovia and Section 9.3(a) of this Agreement in the case of First National; or

                 (c) By the Board of Directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach; or

                 (d) By the Board of Directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement) in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal provided, however, that each party agrees to exercise reasonable efforts to make a timely appeal in such instance, or (ii) if the shareholders of First National fail to vote their approval of this Agreement and the transactions contemplated hereby as required by the GBCC at the Shareholders' Meeting where the transactions were presented to such shareholders for approval and voted upon; or

                 (e) By the Board of Directors of either Party in the event that the Merger shall not have been consummated on or before June 30, 1996 but only if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this
         Section 10.1(e); or

                 (f) By the Board of Directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 10.1(e) of this Agreement.

         10.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement shall become void and have no effect, except that (a) the provisions of this Section 10.2 and Article 11 and Section 8.6(b) of this Agreement shall survive any such termination and abandonment, and (b) a termination pursuant to Sections 10.1(b), 10.1(c) or 10.1(f) of this Agreement shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

         10.3 NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS. The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except for this Section 10.3 and Articles 2, 3, 4 and 11 and Section 8.11 and Section 8.14 of this Agreement.


                                   ARTICLE 11
                                 MISCELLANEOUS

         11.1 DEFINITIONS. Except as otherwise provided herein, the capitalized terms set forth below (in their singular and plural forms as applicable) shall have the following meanings:

                 "ACQUISITION PROPOSAL" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or Assets of, or other business combination involving such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the Assets of such Party or any of its Subsidiaries.

                 "AFFILIATE" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person or
         (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person.

                 "AGREEMENT" shall mean this Agreement and Plan of Merger, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

                 "ALLOWANCE" shall have the meaning provided in Section 5.9 of this Agreement.

                 "ASSETS" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

                 "BHC ACT" shall mean the federal Bank Holding Company Act of 1956, as amended.

                 "CLOSING" shall mean the closing of the transactions contemplated hereby, as described in Section 1.2 of this Agreement.

                 "CLOSING DATE" shall mean the date on which the Effective Time occurs.

                 "CONSENT" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

                 "CONTRACT" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

                 "DEFAULT" shall mean (a) any breach or violation of or default under any Contract, Order or Permit, (b) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (c) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

                 "EFFECTIVE TIME" shall mean the date and time at which the Merger becomes effective as defined in Section 1.3 of this Agreement.

                 "ENVIRONMENTAL LAWS" shall mean all Laws which are administered, interpreted or enforced by the United States Environmental Protection Agency and state and local agencies with primary jurisdiction over pollution or protection of the environment.

                 "ERISA" shall mean the Employee Retirement Income First National Act of 1974, as amended.

                 "ERISA AFFILIATE" shall have the meaning provided in Section
         5.14 of this Agreement.

                 "ERISA PLAN" shall have the meaning provided in Section 5.14 of this Agreement.

                 "EXCHANGE AGENT" shall be Wachovia Bank of North Carolina, N.A. or its designee.

                 "EXHIBITS" 1 through 6, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

                 "FIRST NATIONAL BENEFIT PLANS" shall have the meaning set forth in Section 5.14 of this Agreement.

                 "FIRST NATIONAL COMMON STOCK" shall mean the $1.00 par value common stock of First National.

                 "FIRST NATIONAL COMPANIES" shall mean, collectively, First National and FNB.

                 "FIRST NATIONAL FINANCIAL STATEMENTS" shall mean (a) the consolidated balance sheets (including related notes and schedules, if any) of First National as of June 30, 1995, and as of December 31, 1994 and 1993, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the six months ended June 30, 1995, and for each of the three fiscal years ended December 31, 1994, 1993 and 1992, as filed by First National in SEC Documents, and (b) the consolidated balance sheets of First National (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to June 30, 1995.

                 "FIRST NATIONAL STOCK OPTIONS" shall mean the options to purchase an aggregate of 14,230 shares of First National Common Stock held by FNB officers as of the Effective Time.

                 "FIRST NATIONAL STOCK WARRANTS" shall mean the warrants to purchase an aggregate of 188,750 shares of First National Common Stock held by the members of the First National Board of Directors as of the Effective Time.

                 "FNB" shall mean The First National Bank of Henry County, a national bank and sole subsidiary of First National.

                 "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

                 "GBCC" shall mean the Georgia Business Corporation Code.

                 "GEORGIA ARTICLES OF MERGER" shall mean the Articles of Merger to be executed by Wachovia and filed with the Secretary of State of the State of Georgia relating to the Merger as contemplated by Section
         1.1 of this Agreement.

                 "HAZARDOUS MATERIAL" shall mean any pollutant, contaminant, or hazardous substance within the meaning of the Comprehensive Environment Response, Compensation, and Liability Act, 42 U.S.C.
         Section  9601 et seq., or any similar federal, state or local Law.

                 "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                 "KNOWLEDGE" as used with respect to a Person shall mean the knowledge after due inquiry of the Chairman, President, Chief Financial Officer, Chief Accounting Officer, Chief Credit Officer, General Counsel, any Assistant or Deputy General Counsel, or any Senior or Executive Vice President of such Person.

                 "LAW" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including, without limitation, those promulgated, interpreted or enforced by any of the Regulatory Authorities.

                 "LIABILITY" shall mean any direct or primary liability, indebtedness, obligation, penalty, cost or expense actually incurred (including, without limitation, costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by either party to this Agreement or their shareholders (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise, provided that Liability shall not include special, indirect or consequential damages.

                 "LIEN" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable. (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business, and (iii) Liens which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

                 "LITIGATION" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including, without limitation, Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

                 "LOAN PROPERTY" shall mean any property owned by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

                 "MATERIAL" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

                 "MATERIAL ADVERSE EFFECT" on a Party shall mean an event, change or occurrence which has a material adverse effect on (a) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (b) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "material adverse effect" shall not be deemed to include the impact of (i) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (ii) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks and their holding companies,
         (iii) actions and omissions of a Party (or any of its Subsidiaries) taken with the prior informed consent of the other Party in contemplation of the transactions contemplated hereby, and (iv) the Merger and compliance with the provisions of this Agreement on the operating performance of the Parties.

                 "MERGER" shall mean the merger of First National with and into Wachovia referred to in Section 1.1 of this Agreement.

                 "NCGS" shall mean the North Carolina General Statutes.

                 "NORTH CAROLINA ARTICLES OF MERGER" shall mean the Articles of Merger to be executed by Wachovia and filed with the Secretary of State of the State of North Carolina relating to the Merger as contemplated by Section 1.1 of this Agreement.

                 "NYSE" shall mean the New York Stock Exchange, Inc.

                 "1933 ACT" shall mean the Securities Act of 1933, as amended.

                 "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

                 "ORDER" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi- judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

                 "PARTICIPATION FACILITY" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management (including any property or facility held in a joint venture) and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

                 "PARTY" shall mean either First National or Wachovia, and "Parties" shall mean both First National and Wachovia.

                 "PERMIT" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its capital stock, Assets, Liabilities, or business.

                 "PERSON" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

                 "PLAN OF CONSOLIDATION" shall have the meaning provided in
         Section 1.4 of this Agreement.

                 "PREVIOUSLY DISCLOSED" shall mean information (a) delivered in a written memorandum prior to the date of this Agreement in the manner and to the Party and counsel described in Section 11.8 of this Agreement and describing in reasonable detail the matters contained therein, provided that in the case of Subsidiaries acquired after the date of this Agreement, such information may be so delivered by the acquiring Party to the other Party prior to the date of such acquisition, or (b) disclosed prior to the date of this Agreement by one Party to the other in an SEC Document delivered to such other Party in which the specific information has been identified in the written memorandum by the Party making the disclosure.

                 "PROXY STATEMENT" shall mean the proxy statement used by First National to solicit the approval of its shareholders of the transactions contemplated by this Agreement and shall include the prospectus of Wachovia relating to shares of Wachovia Common Stock to be issued to the shareholders of First National.

                 "REGISTRATION STATEMENT" shall mean the Registration Statement on Form S-4, or other appropriate form, filed with the SEC by Wachovia under the 1933 Act in connection with the transactions contemplated by this Agreement.

                 "REGULATORY AUTHORITIES" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NYSE and the SEC.

                 "RESULTING BANK" shall mean Wachovia Bank of Georgia, N.A. as the resulting bank under the Plan of Consolidation.

                 "SEC" shall mean the United States Securities and Exchange Commission.

                 "SEC DOCUMENTS" shall mean all reports and registration statements filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

                 "SECURITIES LAWS" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

                 "SHAREHOLDERS' MEETING" shall mean the meeting of the shareholders of First National to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

                 "SUBSIDIARIES" shall mean all those corporations, banks, associations, or other entities of which the entity in question owns or controls 5% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 5% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

                 "SURVIVING CORPORATION" shall mean Wachovia as the surviving corporation resulting from the Merger.

                 "TAX AND TAXES" shall mean any federal, state, county, local, foreign and other taxes, assessments, charges, fares, and impositions, including interest and penalties thereon or with respect thereto.

                 "TAX RETURN" shall mean any return required to be filed (including information returns) with any taxing authority whether or not such Tax Return reflects a tax liability.

                 "WACHOVIA CAPITAL STOCK" shall mean, collectively, the Wachovia Common Stock and any other class or series of capital stock of Wachovia.

                 "WACHOVIA COMMON STOCK" shall mean the $5.00 par value common stock of Wachovia.

                 "WACHOVIA COMPANIES" shall mean, collectively, Wachovia and all Wachovia Subsidiaries.

                 "WACHOVIA FINANCIAL STATEMENTS" shall mean (a) the consolidated statements of condition (including related notes and schedules, if any) of Wachovia as of June 30, 1995 and December 31, 1994 and 1993, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the six months ended June 30, 1995, and for each of the three years ended December 31, 1994, 1993 and 1992, as filed by Wachovia in SEC Documents and (b) the consolidated statements of condition of Wachovia (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to June 30, 1995.

                 "WACHOVIA SUBSIDIARIES" shall mean the Subsidiaries of Wachovia.

         11.2 EXPENSES. Except as otherwise provided in this Section 11.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that Wachovia shall bear all the filing fees payable in connection with the Registration Statement and the Proxy Statement and the printing costs incurred in connection with the printing of the Registration Statement and the Proxy Statement.

         11.3 BROKERS AND FINDERS. Except for First National's engagement of Stevens & Company, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by First National or Wachovia, each of First National and Wachovia, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

         11.4 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Section 8.14 of this Agreement.

         11.5 AMENDMENTS. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties; provided, however, that after any such approval by the holders of First National Common Stock, there shall be made no amendment that pursuant to the GBCC requires further approval by such shareholders without the further approval of such shareholders.

         11.6    WAIVERS.

                 (a) Prior to or at the Effective Time, Wachovia, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by First National, to waive or extend the time for the compliance or fulfillment by First National of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Wachovia under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Wachovia.

                 (b) Prior to or at the Effective Time, First National, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Wachovia, to waive or extend the time for the compliance or fulfillment by Wachovia of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of First National under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law.
No such waiver shall be effective unless in writing signed by a duly authorized officer of First National.

                 (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

         11.7 ASSIGNMENT. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

         11.8 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below

(or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

         Wachovia:                      Wachovia Corporation
                                        301 North Main Street
                                        Post Office Box 3099
                                        Winston-Salem, NC  27150
                                        Attention: Kenneth W. McAllister
                                        Telecopy Number:  (910) 770-6630


         First National:                The First National Bankshares of
                                        Henry County, Inc.
                                        5490 Highway 155 North
                                        Post Office Box 190
                                        Stockbridge, Georgia  30281
                                        Attention: J. Randall Dixon
                                        Telecopy Number:  (404) 389-5883


         Copy to Counsel:               Powell, Goldstein, Frazer & Murphy
                                        Sixteenth Floor
                                        191 Peachtree Street, N.E.
                                        Atlanta, Georgia 30303
                                        Attention: Kathryn L. Knudson
                                        Telecopy Number: (404) 572-6999


         11.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of North Carolina, without regard to any applicable conflicts of Laws, except to the extent that the federal laws of the United States may apply to the Plan of Consolidation.

         11.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         11.11 CAPTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

         11.12 ENFORCEMENT OF AGREEMENT. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         11.13 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.





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                                     A-43
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         IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.


ATTEST:                                       WACHOVIA CORPORATION
/s/ Alice Washington Grogan                   By: /s/ Robert S. McCoy, Jr.
-------------------------------------------       -----------------------------------------------------------------------
Secretary                                           Executive Vice President and
                                                    Chief Financial Officer


[CORPORATE SEAL]




ATTEST:                                       THE FIRST NATIONAL BANKSHARES OF HENRY COUNTY, INC.


/s/ J. Randall Dixon                          By: /s/ Harold C. Johnson, Sr.
-------------------------------------------       -----------------------------------------------------------------------
President                                                           Chairman


[CORPORATE SEAL]

                                   APPENDIX B

                               DISSENTERS RIGHTS

         PART 1.  RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

         Section  14-2-1301.      DEFINITIONS.

                 As used in this article, the term:

                 a. "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

                 b. "Corporate Action" means the transaction or other action by the corporation that creates dissenters' rights under the Code Section 14-2-1302.

                 c. "Corporation" means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

                 d. "Dissenter" means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14-2-1327.

                 e. "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

                 f. "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.

                 g. "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

                 h. "Shareholder" means the record shareholder or the beneficial shareholder.

         Section  14-2-1302.      RIGHT TO DISSENT.

                 (a) A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

                          (1)     Consummation of a plan of merger to which the

                 corporation is a party:

                                  (A)      If approval of the shareholders of
                          the corporation is required for the merger by Code
                          Section 14-2-1103 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

                                  (B)      If the corporation is a subsidiary
                          that is merged with its parent under Code Section 14-2-1104;

                          (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

                          (3) Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

                          (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

                                  (A)      Alters or abolishes a preferential
                          right of the shares;

                                  (B)      Creates, alters, or abolishes a
                          right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

                                  (C)      Alters or abolishes a preemptive
                          right of the holder of the shares to acquire shares or other securities;

                                  (D)      Excludes or limits the right of the
                          shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights;

                                  (E)      Reduces the number of shares owned
                          by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or

                                  (F) Cancels, redeems, or repurchases all or part of the shares of the class; or

                          (5) Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

                 (b) A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenter's rights.

                 (c) Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

                          (1) In the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or

                          (2) The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.

         Section 14-2-1303.       DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

                 A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

         PART 2.  PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

         Section  14-2-1320.      NOTICE OF DISSENTERS' RIGHTS.

                 (a) If proposed corporate action creating dissenters' rights under Code Section 14-2-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

                 (b) If corporate action creating dissenters' rights under Code Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Code Section 14-2-1322 no later than ten days after the corporate action was taken.

         Section  14-2-1321.      NOTICE OF INTENT TO DEMAND PAYMENT.

                 (a) If proposed corporate action creating dissenters' rights under Code Section 14-2-1302 is submitted to a vote at a shareholders' meeting, a record shareholder who wishes to assert dissenters' rights:

                          (1) must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

                          (2) must not vote his shares in favor of the proposed action.

                 (b) A record shareholder who does not satisfy the requirements of subsection (a) of this Code section is not entitled to payment for his shares under this article.

         Section  14-2-1322.      DISSENTERS' NOTICE.

                 (a) If proposed corporate action creating dissenters' rights under Code Section 14-2-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

                 (b) The dissenters' notice must be sent no later than ten days after the corporate action was taken and must:

                          (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

                          (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

                          (3) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

                          (4)     Be accompanied by a copy of this article.

         Section  14-2-1323.      DUTY TO DEMAND PAYMENT.

                 (a) A record shareholder sent a dissenters' notice described in Code Section 14-2-1322 must demand payment and deposit his certificates in accordance with the terms of the notice.

                 (b) A record shareholder who demands payment and deposits his shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

                 (c) A record shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.

         Section  14-2-1324.      SHARE RESTRICTIONS.

                 (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.

                 (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

         Section  14-2-1325.      OFFER OF PAYMENT.

                 (a) Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall by notice to each dissenter who complied with Code Section 14-2-1323 offer to pay to such dissenter the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

                 (b)      The offer of payment must be accompanied by:

                          (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

                          (2) A statement of the corporation's estimate of the fair value of the shares;

                          (3)     An explanation of how the interest was
                 calculated;

                          (4) A statement of the dissenter's right to demand payment under Code Section 14-2-1327; and

                          (5)     A copy of this article.

                 (c) If the shareholder accepts the corporation's offer by written notice to the corporation within 30 days after the corporation's offer or is deemed to have accepted such offer by failure to respond within said 30 days, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.

         Section  14-2-1326.      FAILURE TO TAKE ACTION.

                 (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

                 (b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Code Section 14-2-1322 and repeat the payment demand procedure.

         Section 14-2-1327. PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.

                 (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate of the fair value of his shares and interest due, if:

                          (1) The dissenter believes that the amount offered under Code Section 14-2-1325 is less than the fair value of his shares or that the interest due is incorrectly calculated; or

                          (2) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

                 (b) A dissenter waives his or her right to demand payment under this Code section and is deemed to have accepted the corporation's offer unless he or she notifies the corporation of his or her demand in writing under subsection (a) of this Code section within 30 days after the corporation offered payment for his or her shares, as provided in Code Section 14-2-1325..

                 (c) If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:

                          (1) The shareholder may demand the information required under subsection (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and

                          (2) The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his own estimate of the fair value of his shares and the amount of interest due and demand payment of his estimate of the fair value of his shares and interest due.

         PART 3.  JUDICIAL APPRAISAL OF SHARES

         Section  14-2-1330.      COURT ACTION.

                 (a) If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

                 (b) The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation's registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

                 (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or by publication, or in any other manner permitted by law.

                 (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of Title 9, known as the "Georgia Civil Practice Act," applies to any proceeding with respect to dissenters' rights under this chapter.

                 (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his shares, plus interest to the date of judgment.

         Section  14-2-1331.      COURT COSTS AND COUNSEL FEES.

                 (a) The court in an appraisal proceeding commenced under Code Section 14-2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.

                 (b) The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

                          (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2- 1327; or

                          (2)     Against either the corporation or a
                 dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

                 (c) If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

         Section  14-2-1332.      LIMITATION OF ACTIONS.

                 No action by any dissenter to enforce dissenters' rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant is incorporated under the laws of North Carolina. Sections 55-8-50 et seq. of the North Carolina Business Corporation Act prescribe the conditions under which indemnification may be obtained by a present or former director or officer of the Registrant who incurs expenses or liability as a consequence of certain proceedings arising out of his or her activities as a director or officer. Article IX of the Registrant's Bylaws also provides for indemnification of directors and officers under certain circumstances. The Registrant has purchased a standard liability policy, which, subject to any limitations set forth in the policy, indemnifies the Registrant's directors and officers for damages that they become legally obligated to pay as a result of any negligent act, error or omission committed while serving in their official capacity.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a) Exhibits (See exhibit index immediately preceding the exhibits for the page number where each exhibit can be found)

EXHIBIT
NUMBER                                      DESCRIPTION OF EXHIBITS
-------                                     -----------------------
2.1    --   Agreement and Plan of Merger, dated as of November 22, 1995, by and between Wachovia Corporation and The
            First National Bankshares of Henry County, Inc. (included as Appendix A to the Proxy Statement/Prospectus and incorporated by reference herein).

3.1    --   Amended and Restated Articles of Incorporation (Exhibit 3.1 to Wachovia Corporation's Form 10-K for the
            fiscal year ended December 31, 1993, File No. 1-9021*).

3.2    --   Bylaws (Exhibit 3.2 to Wachovia Corporation's Form 10-K for the fiscal year ended December 31, 1993, File
            No. 1-9021*).

4.1    --   Articles IV, VII, IX, X and XI of Wachovia Corporation's Amended and Restated Articles of Incorporation
            (included in Exhibit 3.1 hereto).

4.2    --   Article 1, Section 1.8, and Article 6 of Wachovia Corporation's Bylaws (included in Exhibit 3.2 hereto).

4.3    --   Indenture dated as of May 15, 1986 between South Carolina National Corporation and Morgan Guaranty Trust
            Company of New York, as Trustee, relating to $35,000,000 principal amount of 6 1/2% Convertible Subordinated
            Debentures due in 2001 (Exhibit 28 to S-3 Registration Statement of South Carolina National Corporation,
            File No. 33-7710*).

4.4    --   First Supplemental Indenture dated as of November 26, 1991 by and among South Carolina National Corporation,
            Wachovia Corporation and Morgan Guaranty Trust Company of New York, as Trustee, amending the indenture described in Exhibit 4.3 hereto (Exhibit 4.10 to Report on Form 10-K of Wachovia Corporation for the fiscal year ended December 31, 1991, File No. 1-9021*).

4.5    --   Indenture dated as of March 15, 1991 between South Carolina National Corporation and Bankers Trust Company,
            as Trustee, relating to certain unsecured subordinated securities (Exhibit 4(a) to S-3 Registration
            Statement of South Carolina National Corporation, File No. 333-39754*).

4.6    --   First Supplemental Indenture dated as of January 24, 1992 by and among South Carolina National Corporation,
            Wachovia Corporation and Bankers Trust Company, as Trustee, amending the Indenture described in Exhibit 4.5 hereto (Exhibit 4.12 to Report on Form 10-K of Wachovia Corporation for the fiscal year ended December 31,
            1991, File No. 1-9021*).

4.7    --   Indenture dated as of August 22, 1989 between First Wachovia Corporation and the Philadelphia National Bank,
            as Trustee, relating to $300,000,000 principal amount of subordinated debt securities (Exhibit 4(c) to S-3
            (Shelf) Registration Statement of First Wachovia Corporation, File No. 33-30721*).

4.8    --   First Supplemental Indenture, dated as of September 15, 1992 between Wachovia Corporation and CoreStates
            Bank, National Association, as Trustee, amending the Indenture described in Exhibit 4.7 hereto (Exhibit 4(d)
            to Report on Form 8 of Wachovia Corporation, filed on October 15, 1992, File No. 1-9021*).

4.9    --   Indenture dated as of March 1, 1993 between Wachovia Corporation and CoreStates Bank, National Association,
            as Trustee, relating to $500,000,000 principal amount of subordinated debt securities (Exhibit 4(a) to S-3
            (Shelf) Registration Statement of Wachovia Corporation, File No. 33-59206*).

5.1    --   Opinion of Kenneth W. McAllister, including consent.

8.1    --   Opinion of Powell, Goldstein, Frazer & Murphy, including consent.

23.1   --   Consent of Kenneth W. McAllister (appears in Legal Opinion, Exhibit 5.1)

23.2   --   Consent of Powell, Goldstein, Frazer & Murphy (appears in Legal Opinion, Exhibit 8.1)

23.3   --   Consent of Ernst & Young LLP

23.4   --   Consent of Mauldin & Jenkins

23.5   --   Consent of Stevens & Company

24.1   --   Power of Attorney

99.1   --   Form of Proxy

______________________________
* Incorporated herein by reference

         (b) Financial Statement Schedules

         Schedules are omitted because they are not required or are not applicable, or the required information is shown in the financial statements or notes thereto.

ITEM 22.  UNDERTAKINGS.

         (a)     The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                          (i)     To include any Prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                          (ii)    To reflect in the Prospectus any facts or
events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                          (iii)   To include any material information with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (4) That prior to any public reoffering of the securities registered hereunder through use of a Prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering Prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

                 (5) That every Prospectus (a) that is filed pursuant to paragraph (4) immediately preceding, or (b) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions (See
Item 20), or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         (b) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

         (c) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on February 15, 1996.

                                        WACHOVIA CORPORATION

                                        By: /s/ L. M. Baker
                                            ------------------------
                                            L. M. Baker, Jr.
                                            President and Chief Executive
                                            Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                                 SIGNATURE                                   TITLE                            DATE
                                 ---------                                   -----                            ----
                  /s/ L.M. Baker, Jr.                             Director, President and             February 15, 1996
                  ---------------------------------------         Chief Executive Officer
                  L.M. Baker, Jr.

                  /s/ Rufus C. Barkley, Jr.*                      Director                            February 15, 1996
                  ---------------------------------------
                  Rufus C. Barkley, Jr.

                  /s/ Crandall C. Bowles*                         Director                            February 15, 1996
                  ---------------------------------------
                  Crandall C. Bowles

                  /s/ John L. Clendenin*                          Director                            February 15, 1996
                  ---------------------------------------
                  John L. Clendenin

                  /s/ Lawrence M. Gressette, Jr.*                 Director                            February 15, 1996
                  ---------------------------------------
                  Lawrence M. Gressette, Jr.

                  /s/ Thomas K. Hearn, Jr.*                       Director                            February 15, 1996
                  ---------------------------------------
                  Thomas K. Hearn, Jr.

                  /s/ W. Hayne Hipp*                              Director                            February 15, 1996
                  ---------------------------------------
                  W. Hayne Hipp

                  /s/ Robert M. Holder, Jr.*                      Director                            February 15, 1996
                  ---------------------------------------
                  Robert M. Holder, Jr.

                  /s/ Donald R. Hughes*                           Director                            February 15, 1996
                  ---------------------------------------
                  Donald R. Hughes

                             SIGNATURE                            TITLE                                 DATE
                             ---------                            -----                                 ----
                  /s/ F. Kenneth Iverson*                         Director                            February 15, 1996
                  ---------------------------------------
                  F. Kenneth Iverson

                  /s/ James W. Johnston*                          Director                            February 15, 1996
                  ---------------------------------------
                  James W. Johnston

                  /s/ Robert S. McCoy, Jr.                        Executive Vice                      February 15, 1996
                  ---------------------------------------         President and Chief
                  Robert S. McCoy, Jr.                            Financial Officer

                  /s/ John C. McLean, Jr.                         Comptroller (Principal              February 15, 1996
                  ---------------------------------------         Accounting Officer)
                  John C. McLean, Jr.

                  /s/ John G. Medlin, Jr.*                        Director                            February 15, 1996
                  ---------------------------------------
                  John G. Medlin, Jr.

                  /s/ Wyndham Robertson*                          Director                            February 15, 1996
                  ---------------------------------------
                  Wyndham Robertson

                  /s/ Herman J. Russell*                          Director                            February 15, 1996
                  ---------------------------------------
                  Herman J. Russell

                  /s/ Sherwood H. Smith, Jr.*                     Director                            February 15, 1996
                  ---------------------------------------
                  Sherwood H. Smith, Jr.

                  /s/ Charles McKenzie Taylor*                    Director                            February 15, 1996
                  ---------------------------------------
                  Charles McKenzie Taylor


--------------------------


*By:    /s/ Kenneth W. McAllister
        --------------------------------------
        (Signature)

        Kenneth W. McAllister
        --------------------------------------
        (Print Name)

        Attorney-in-fact
        --------------------------------------
        (Title)

                                 EXHIBIT INDEX

EXHIBIT                           DESCRIPTION OF                                                               SEQUENTIAL
NUMBER                            EXHIBITS                                                                       PAGE NO.
------                            --------                                                                       --------
2.1    --   Agreement and Plan of Merger, dated as of November 22, 1995, by and between Wachovia Corporation and The First National
            Bankshares of Henry County, Inc. (included as Appendix A to the Proxy Statement/Prospectus and incorporated by reference herein).  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N/A

3.1    --   Amended and Restated Articles of Incorporation (Exhibit 3.1
            to Wachovia Corporation's Form 10-K for the fiscal year ended
            December 31, 1993, File No. 1-9021*). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N/A

3.2    --   Bylaws (Exhibit 3.2 to Wachovia Corporation's Form 10-K for
            the fiscal year ended December 31, 1993, File No. 1-9021*). . . . . . . . . . . . . . . . . . . . . . .  N/A

4.1    --   Articles IV, VII, IX, X and XI of Wachovia Corporation's
            Amended and Restated Articles of Incorporation (included in
            Exhibit 3.1 hereto).  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N/A

4.2    --   Article 1, Section 1.8, and Article 6 of Wachovia Corporation's
            Bylaws (included in Exhibit 3.2 hereto).  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N/A

4.3    --   Indenture dated as of May 15, 1986 between South Carolina
            National Corporation and Morgan Guaranty Trust Company of
            New York, as Trustee, relating to $35,000,000 principal amount of 6 1/2% Convertible Subordinated Debentures due in 2001
            (Exhibit 28 to S-3 Registration Statement of South Carolina
            National Corporation, File No. 33-7710*). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N/A

4.4    --   First Supplemental Indenture dated as of November 26, 1991 by and among South Carolina National Corporation, Wachovia
            Corporation and Morgan Guaranty Trust Company of New York,
            as Trustee, amending the indenture described in Exhibit 4.3 hereto (Exhibit 4.10 to Report on Form 10-K of Wachovia
            Corporation for the fiscal year ended December 31, 1991,
            File No. 1-9021*).  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N/A

4.5    --   Indenture dated as of March 15, 1991 between South Carolina
            National Corporation and Bankers Trust Company, as Trustee,
            relating to certain unsecured subordinated securities (Exhibit 4(a)
            to S-3 Registration Statement of South Carolina National Corporation,
            File No. 333-39754*). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N/A

EXHIBIT                           DESCRIPTION OF                                                               SEQUENTIAL
NUMBER                            EXHIBITS                                                                       PAGE NO.
------                            --------                                                                       --------
4.6    --   First Supplemental Indenture dated as of January 24, 1992 by and among South Carolina National Corporation, Wachovia
            Corporation and Bankers Trust Company, as Trustee, amending the Indenture described in Exhibit 4.5 hereto (Exhibit 4.12 to
            Report on Form 10-K of Wachovia Corporation for the fiscal year ended December 31, 1991, File No. 1-9021*).  . . . . . . . . . . . . . . . . . . . . . . . . . . .  N/A

4.7    --   Indenture dated as of August 22, 1989 between First Wachovia
            Corporation and the Philadelphia National Bank, as Trustee,
            relating to $300,000,000 principal amount of subordinated debt securities (Exhibit 4(c) to S-3 (Shelf) Registration Statement of
            First Wachovia Corporation, File No. 33-30721*).  . . . . . . . . . . . . . . . . . . . . . . . . . . .  N/A

4.8    --   First Supplemental Indenture, dated as of September 15, 1992 between Wachovia Corporation and CoreStates Bank, National
            Association, as Trustee, amending the Indenture described in
            Exhibit 4.7 hereto (Exhibit 4(d) to Report on Form 8
            of Wachovia Corporation, filed on October 15, 1992, File No. 1-9021*).  . . . . . . . . . . . . . . . .  N/A

4.9    --   Indenture dated as of March 1, 1993 between Wachovia Corporation and CoreStates Bank, National Association, as Trustee, relating to $500,000,000 principal amount of subordinated debt securities
            (Exhibit 4(a) to S-3 (Shelf) Registration Statement of Wachovia
            Corporation, File No. 33-59206*). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N/A

5.1    --   Opinion of Kenneth W. McAllister, including consent.  . . . . . . . . . . . . . . . . . . . . . . . .  _____

8.1    --   Opinion of Powell, Goldstein, Frazer & Murphy, including consent. . . . . . . . . . . . . . . . . . .  _____

23.1   --   Consent of Kenneth W. McAllister (appears in Legal Opinion,
            Exhibit 5.1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  _____

23.2   --   Consent of Powell, Goldstein, Frazer & Murphy (appears in
            Legal Opinion, Exhibit 8.1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  _____

23.3   --   Consent of Ernst & Young LLP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  _____

23.4   --   Consent of Mauldin & Jenkins  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  _____

23.5   --   Consent of Stevens & Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  _____

24.1   --   Power of Attorney . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  _____


EXHIBIT                           DESCRIPTION OF                                                               SEQUENTIAL
NUMBER                            EXHIBITS                                                                       PAGE NO.
------                            --------                                                                       --------
99.1   --   Form of Proxy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  _____

------------------------
* Incorporated herein by reference